EXECUTION COPY



                                     ANNEX I
                                   (continued)

          ADDITIONAL SUPPLEMENTAL TERMS TO MASTER REPURCHASE AGREEMENT,
                        DATED AS OF MAY 1, 1996, BETWEEN
                   CARGILL FINANCIAL SERVICES CORPORATION AND
                                 AUTORICS, INC.

1. APPLICABILITY. These Additional Supplemental Terms (the "Additional Supplemental Terms") to Master Repurchase Agreement (the "Repurchase Agreement") modify the terms and conditions of the Repurchase Agreement and the terms under which the parties hereto may, from time to time, enter into Transactions (the Repurchase Agreement, together with the Annexes thereto, the "Agreement"). The Agreement shall be read, taken and construed as one and the same instru-ment. Capitalized terms used in these Additional Supplemental Terms and not otherwise defined herein shall have the meanings set forth in the Repurchase Agreement. To the extent that these Additional Supplemental Terms conflict with the terms of the Repurchase Agreement, these Additional Supplemental Terms shall control.


2.                ADDITIONAL DEFINITIONS.

                  (a) "Advance Rate Percentage" shall mean ninety percent (90%) and, upon thirty (30) days' prior written notice thereof to Buyer, ninety-five percent (95%), as applicable.

                  (b) "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

                  (c) "Annual Commitment Fee" shall have the meaning assigned in Paragraph 13(d) of these Additional Supplemental Terms.



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                  (d)      "Back-Up Servicer" shall have the meaning assigned
                           in Paragraph 18(b) of these Additional Supple-mental Terms.

                  (e) "Base Rate" shall be LIBOR; provided, however, that Buyer may in its sole and absolute discretion, upon sixty (60) days' prior written notice to Seller, change the Base Rate to Commercial Paper Rate; provided further, however, that thereafter Buyer may, in each case upon sixty
                           (60) days' prior written notice to Seller, change the Base Rate from Commercial Paper Rate to LIBOR or from LIBOR to Commercial Paper Rate, as the case may be.

                  (f) "Business Day" shall mean any day other than (i) a Saturday or a Sunday or (ii) another day on which banking institutions in the States of Florida or New York are authorized or obligated by law, executive order, or governmental decree to be closed.

                  (g) "Buyer" shall mean Cargill Financial Services Corporation, a Delaware corporation.

                  (h) "Collection Account" shall mean the trust or other account or accounts approved by and for the benefit of Buyer established by Servicer at Buyer's direction with Bankers Trust Company and/or such other financial institution or institutions as determined by Buyer upon written notice to Seller and Servicer.

                  (i) "Collection Period" in respect of a Payment Date shall be the calendar month preceding the calendar month in which such Payment Date occurs (or, in the case of the first Collection Period for a Transaction, the period from and including the related Cut-off Date through the end of the calendar month in which the Cut-off Date occurs).

                  (j)      "Collections" shall have the meaning set forth in
                           Section 3.9 of the Custodial Agreement.

                  (k) "Commercial Paper Determination Date" shall mean, with respect to any Interest Reset Period, the Business Day immediately preceding the Interest Reset Date.




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                  (l)      "Commercial Paper Rate" shall mean, with respect to
                           each Interest Reset Date, the rate determined by Buyer as follows:

                         (i) The Money Market Yield of the rate on the Commercial Paper Determination Date immediately preceding such Interest Reset Date for 30-day commercial paper as such rate is published by the Federal Reserve Board "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve Board, under the heading "Commercial Paper";

                        (ii) If by 3:00 p.m., New York City time, on any Commercial Paper Determination Date such rate is not so published, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Determination Date for 30-day commercial paper as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for United States Government Securities" ("Composite Quotations") under the heading "Commercial Paper";

                       (iii) If by 3:30 p.m., New York City time, on such Commercial Paper Determination Date such rate is not so published in Composite Quotations, the Commercial Paper Rate for that Commercial Paper Determination Date shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by Buyer as of 11:00 a.m., New York City time, on that Commercial Paper Determination Date, for 30-day commercial paper placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization; and

                        (iv) If fewer than three dealers selected as aforesaid by Buyer are quoting the rate referred to in (c) above, the Commercial Paper Rate with respect to such Commercial Paper Determination Date will remain the Commercial Paper Rate in effect on such Commercial Paper Determination Date.



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                  (m)      "Computer Tape" means a computer tape or other
                           electronic medium generated by Servicer which provides information relating to the Contracts.

                  (n) "Confirmation" shall have the meaning assigned in Paragraph 3(c) of these Additional Supplemental Terms.

                  (o) "Contracts" means motor vehicle retail installment sales contracts, installment loan agreements and security agreements and all addenda thereto, as amended or supplemented from time to time, secured by Financed Vehicles and purchased by Seller in the ordinary course of its business solely from NAL Acceptance, all rights to receive payments which are (i) in the case of a Precomputed Contract, due pursuant thereto on or after the related Cut-off Date, and (ii) in the case of a Simple Interest Contract, received by Servicer on or after the related Cut-off Date and all other proceeds thereof (including without limitation any recourse rights against third persons) from and after the related Cut-off Date, but excluding, in the case of a Precomputed Contract, any rights to receive payments which are due prior to the related Cut-off Date.

                  (p) "Custodial Agreement" shall refer to the Multi-Party Custodial and Servicing Agreement, by and among Seller, Buyer, Custodian and, for certain limited purposes described therein, NAL Acceptance, providing for the custody of the Contracts and related documents and the servicing of the Contracts.

                  (q) "Custodial Receipt and Confirmation" shall refer to the confirmation statement issued by Custodian that evidences receipt and confirms ownership of the Contracts and other documents indicated thereon.

                  (r) "Custodian" shall refer to Bankers Trust Company, a New York banking corporation, in its capacity as custodian under the Custodial Agreement.

                  (s) "Custodian's Contract File" shall have the meaning set forth in Section 4.1 of the Custodial Agreement.



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



                  (t) "Cut-off Date" shall mean, in respect of a Transaction, the date as of which the Contract information for such Transaction is given on the Computer Tape in respect of such Transaction delivered by Seller to Buyer.

                  (u)      "Dealer" shall mean the dealer who sold a Financed
                            Vehicle to an Obligor and who originated and
                           assigned the Contract relating to such Financed Vehicle to any Person, including but not limited to, NAL Acceptance, Special Finance Inc. or Auto Analyst, Inc., as the case may be, in the normal course of business under a Dealer Agreement, and any successor to such Dealer.

                  (v) "Dealer Agreement" shall mean any purchase and sale agreement between a Dealer and any Person in the business of originating such agreements in the ordinary course of business, which such Person shall include but not be limited to NAL Acceptance, Special Finance, Inc. or Auto Analyst, Inc., as the case may be, with respect to such Dealer's motor vehicle retail installment sales contracts, installment loan agreements and security agreements and all addenda thereto, substantially in the form attached hereto as Exhibit E, which such agreement may not be amended in any material respect without Buyer's prior written consent.

                  (w) "Dealer Recourse" shall mean, with respect to a Contract, all of NAL Acceptance's rights arising under the related Dealer Agreement or otherwise against the Dealer which originated such Contract.

                  (x) "Enhancement" shall mean one or more letters of credit, surety arrangements, guaranty contracts or other forms of credit enhancement facility for the benefit of Buyer, which enhancement shall guarantee the Maximum Amount of Transactions entered into hereunder; provided, however, the Enhancement shall be in an amount and term so as to permit Buyer to have the Repurchase Facility (in an amount equal to the Maximum Amount and for the remaining term of the Repurchase Facility) rated "AAA" or its equivalent by the Rating Agencies.




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



                  (y) "Financed Vehicles" shall mean any new or used automobile or light-duty truck financed by loans and sales contracts arising under Contracts.

                  (z) "Guaranty" shall refer to the Limited Guaranty provided by NAL Acceptance and NAL Financial in accordance with Paragraph 17 of these Additional Supplemental Terms and substantially in the form attached hereto as Exhibit A.

                  (aa) "Insurance Policies" shall mean any comprehensive and collision, fire and theft and physical damage insurance policies maintained by Obligors (including, without limitation, the Obligor's comprehensive insurance policy), any credit policy (including without limitation credit life and credit disability) and any Risk Default Policy covering the Contracts, Obligors and/or Financed Vehicles.

                  (bb) "Interest Reset Date" shall mean the day upon which the Price Differential resets, which shall be (i) in the event of a daily Interest Reset Period, each Business Day in the case of the Commercial Paper Rate and each LIBOR Business Day in the case of LIBOR, and (ii) in the event of a monthly Interest Reset Period, the first Business Day of the Interest Reset Period in the case of the Commercial Paper Rate and the first LIBOR Business Day of the Interest Reset Period in the case of LIBOR.

                  (cc) "Interest Reset Period" shall be daily; provided, however, that Buyer may, upon sixty (60) days' prior written notice to Seller, change the frequency of the reset period to monthly, in which case the Interest Reset Period shall mean the period commencing on and including a Payment Date (or commencing on and including the date the Interest Reset Period changes to monthly in the case of a change from daily to monthly Interest Reset Periods) to but excluding the next succeeding Payment Date; provided further, however, that thereafter Buyer may, in each case upon sixty (60) days' notice to Seller, change the Interest Reset Period from monthly to daily or daily to monthly, as the case may be.

                  (dd) "LIBOR" shall mean, with respect to each Interest Reset Date, the London interbank offered rate for



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                           one-month United States dollar deposits determined by
                           Buyer on the LIBOR Determination Date immediately preceding the Interest Reset Date as follows:

                           (a) On each LIBOR Determination Date, Buyer shall determine LIBOR as of 11:00 a.m. (London time) on such LIBOR Determination Date on the basis of the quotations thereof which appears on Telerate Page 3750.

                           (b) If on any LIBOR Determination Date, LIBOR does not appear on Telerate Page 3750, Buyer shall determine LIBOR on the basis of quotations provided by Reference Banks on such LIBOR Determination Date to prime banks in the London interbank market. LIBOR as determined by Buyer is the arithmetic mean of such quotations.

                           (c) If on any LIBOR Determination Date at least two of the Reference Banks provide quotations, LIBOR shall be determined in accordance with clause (b) above on the basis of the offered quotations of those Reference Banks providing such quotations.

                           (d) If on the LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR shall be:

                                    (i)     the rate per annum (rounded, as
                                            aforesaid) that Buyer determines to
                                            be either (A) the arithmetic mean
                                            of the offered quotations that
                                            leading banks in The City of New
                                            York selected by Buyer are quoting
                                            at or about 11:00 a.m. New York
                                            City time on the relevant LIBOR
                                            Determination Date for one-month
                                            loans in U.S. Dollars to leading
                                            banks active in the London
                                            interbank eurodollar market or
                                            those of them (being at least
                                            two in number) to which such offered
                                            quotations are, in the opinion of
                                            Buyer,  being so quoted, or (B) in
                                            the event that Buyer can determine
                                            no such arithmetic mean, the
                                            arithmetic mean of the offered
                                            quotations that leading banks in
                                            The City of New York selected
                                            by Buyer are quoting at or about



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


                                            11:00 a.m. (London time) on such
                                            LIBOR Determination Date to leading
                                            banks active in the London interbank
                                            eurodollar market for one-month
                                            Dollar deposits; or

                                    (ii)    if the banks selected as aforesaid
                                            by Buyer are not quoting as
                                            described in clause (i) above, LIBOR
                                            for such Interest Reset Date shall
                                            be LIBOR as determined on the
                                            previous LIBOR Determination Date.

                  (ee) "LIBOR Business Day" shall mean any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  (ff) "LIBOR Determination Date" shall mean, with respect to any Interest Reset Date, the second LIBOR Business Day immediately preceding such Interest Reset Date.

                  (gg) "List Number" shall have the meaning assigned in Paragraph 3(e) of these Additional Supplemental Terms.

                  (hh) "List of Contracts" shall have the meaning assigned in Paragraph 3(e) of these Additional Supplemental Terms.

                  (ii) "Maximum Amount" shall have the meaning assigned in Paragraph 13(b) of these Additional
                           Supplemental Terms.

                  (jj) "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                                   D x 360
                           Money Market Yield = ------------- x 100
                                                360 - (D x M)

                           where "D" refers to the per annum rate for commercial paper referred to in the definition of Commercial Paper Rate, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                  (kk) "NAL Acceptance" shall refer to NAL Acceptance Corporation, a Florida corporation, and any successor thereto.



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


                  (ll) "NAL Financial" shall refer to NAL Financial Group Inc., a Delaware corporation, and any successor thereto.

                  (mm) "Net Worth" shall refer to net worth determined in accordance with currently promulgated generally accepted accounting principles.

                  (nn) "1933 Act" shall mean the Securities Act of 1933, as amended.

                  (oo) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (pp) "Obligor" shall mean the obligor under any Contract.

                  (qq) "Other Event" shall have the meaning assigned in Paragraph 9(a)(ix) of these Additional
                           Supplemental Terms.

                  (rr) "Payment Date" shall mean the tenth (10th) day of each month, or if such tenth day is not a Business Day, the Business Day next succeeding such tenth day.

                  (ss) "Permitted Sale" shall mean an arm's length sale of Portfolio Contracts either through (i) a securitization of such Portfolio Contracts or (ii) a "whole loan" sale of such Portfolio Contracts to any Person, which such Person shall not be an Affiliate.

                  (tt) "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, association, joint venture, joint-stock company, estate, trust, unincorporated organization, governmental entity or other entity of similar nature.

                  (uu) "Policies and Procedures" shall have the meaning assigned in Paragraph 12(f) of these Additional Supplemental Terms.

                  (vv) "Portfolio Contracts" shall mean each and every Contract purchased by Buyer under this Agreement and which has not been otherwise sold, securitized or disposed of by Seller in a Permitted Sale or as otherwise provided herein.



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                  (ww)     "Precomputed Contract" shall refer to a Contract
                           pursuant to which the portion of a payment thereon allocable to interest (which may be referred to therein as add-on finance charge) and the portion of a payment thereon allocable to principal (or the amount financed) is determined according to the rule of 78's method or the actuarial method.

                  (xx) "Price Differential" shall be computed in accordance with Paragraph 14 of these Additional Supplemental Terms.

                  (yy) "Rating Agencies" shall mean Moody's Investors Service, Inc., Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P.

                  (zz) "Records" shall mean, with respect to any Contract, all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) relating to such Contract.

                 (aaa) "Reference Banks" shall mean three major banks that are engaged in the London interbank market, selected by Buyer.

                 (bbb) "Related Assets" shall mean (i) Seller's security interest in Financed Vehicles, (ii) Seller's rights, remedies, powers and privileges under the Contracts, including any personal guaranty there-of, (iii) Seller's rights, remedies, powers and privileges under the Related Documents, (iv) Seller's rights, remedies, powers and privileges under the Dealer Agreements, including but not limited to Dealer Recourse and any holdback amounts, (v) insurance proceeds under Insurance Policies, (vi) such other financial interests and assets as shall be acceptable to Buyer in its sole discretion, (vii) Records, and (viii) all proceeds of the foregoing.

                (ccc) "Related Document" shall mean, with respect to Seller, the Custodial Agreement, the Sale and Purchase Agreement, and this Agreement, and with respect to NAL Acceptance, the Sale and Purchase Agreement, the Custodial Agreement and the



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                           Guaranty and with respect to NAL Financial, the
                           Guaranty.

                (ddd) "Risk Default Policy" shall mean any risk default insurance policy providing default insurance with respect to any Contract.

                (eee) "Sale and Purchase Agreement" shall mean the Contracts Purchase Agreement dated as of May 1, 1996, by and between NAL Acceptance and Seller pursuant to which NAL Acceptance originates or purchases Contracts and sells the Contracts to Seller, as such document may be amended from time to time with Buyer's prior written consent.

                (fff) "Securities" shall be deemed to include Contracts and the Related Assets; provided, however, that such Contracts and Related Assets shall not be deemed to be securities for the purposes of any securities or blue sky laws.

                (ggg) "Securitized Closing Date" shall mean, with respect to a Securitized Contract Group, the date on which the related asset-backed securities are issued.

                (hhh) "Securitized Contract Group" shall mean Portfolio Contracts sold by Seller as part of an identifiable pool or package of Contracts in a Permitted Sale.

                (iii) "Seller" shall mean Autorics, Inc., a Delaware corporation, and any successor thereto.

                (jjj) "Servicer" shall mean NAL Acceptance, and any successor thereto.

                (kkk) "Servicer Default" shall have the meaning assigned in Paragraph 9(c) of these Additional Supplemental Terms.

                (lll) "Servicer's Certificate" shall have the meaning assigned in Section 3.5 of the Custodial Agreement.

                (mmm) "Servicer's Fee" shall mean an amount computed as the quotient of (x) the product of (i) three percent (3%), and (ii) the aggregate outstanding amount of Purchased Securities subject to this Agreement, determined as of the first day of the



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                           immediately preceding Collection Period, and (y)
                           12.

                (nnn) "Simple Interest Contract" shall refer to a Contract pursuant to which the portion of a payment thereon allocable to interest is equal to the product of the interest rate for such Contract times the unpaid principal balance times the period of time elapsed since the date on which the preceding payment of interest was made; the remainder of such payment, if any, is allocated to principal.

                (ooo) "Subordinated Debt" shall mean, with respect to NAL Financial, indebtedness for money borrowed that is subordinated by its terms to the obligations of NAL Financial under the Guaranty.

                (ppp) "Termination Date" shall have the meaning assigned in Paragraph 11 of these Additional Supplemental Terms.

                (qqq) "Transaction" shall, in addition to the definition set forth in the Repurchase Agreement, refer to substitutions pursuant to Paragraph 9 of the Repurchase Agreement.

                (rrr) "Transaction Request" shall have the meaning assigned in Paragraph 3 of these Additional Supplemental Terms.

3.              INITIATION; CONFIRMATION; TERMINATION.

                (a) An agreement to enter into a Transaction may not be entered into orally. Unless otherwise agreed, Seller shall give Buyer at least three (3) Business Days prior notice of any proposed date on which Purchased Securities will be transferred from Seller to Buyer.

                (b) At least three (3) Business Days prior to each date on which Purchased Securities will be transferred from Seller to Buyer, Seller shall deliver to Buyer a request to enter into the related Transaction in the form of Exhibit B hereto (each, a "Transaction Request"). In addition, at least three (3) Business Days in advance of each date on which Purchased Securities will be transferred from Seller to Buyer, Seller shall deliver to Buyer, in computer readable form,



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                           such data relating to the Contracts and Related
                           Assets as Buyer, from time to time, may reasonably request. Seller shall deliver to Custodian the documents relating to the Contracts so as to enable Custodian to certify to Buyer at least one (1) Business Day prior to the related Purchase Date that Custodian has received, for each Contract to be subject to such Transaction, the items listed in
                           Section 4.1 of the Custodial Agreement. Furthermore, Seller shall make available or, at Buyer's request, deliver to Buyer or Custodian the documents relating to the Contracts and Related Assets for inspection by Buyer no later than two (2) Business Days after prior written notice thereof.

                (c) If Buyer, in its reasonable judgment, determines that any of the Contracts and Related Assets are acceptable to Buyer, Buyer will confirm the terms of each Transaction by delivering a written con-firmation to Seller on or before the Business Day immediately preceding the related Purchase Date, in the form of Exhibit C attached hereto (a "Confirmation"); provided, that Buyer shall not confirm the terms of a Transaction or deliver a written confirmation to Seller until Buyer has received from Custodian a certification that Custodian has received, for each Contract to be subject to such Transaction, the items listed in
                           Section 4.1 of the Custodial Agreement.

                (d) Such Confirmation shall describe the Contracts and Related Assets, identify Buyer and Seller, and set forth the items listed on the form of Confirmation and may contain additional terms or conditions as agreed to by Buyer and Seller not inconsistent with this Agreement.

                (e) Seller will deliver and release to Custodian and Buyer by at least 11:30 a.m. New York time three
                           (3) Business Days prior to the date on which Purchased Securities will be transferred from Seller to Buyer a detailed listing of Contracts subject to this Agreement (which listing shall include such fields of information as agreed to by Buyer and Seller) (a "List of Contracts"). Each List of Contracts shall bear a number (a "List Number") unique to such list and each and every Contract purchased by Seller pursuant to the Sale




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



                           and Purchase Agreement. On the date on which Purchased Securities will be transferred from Seller to Buyer, Custodian shall, pursuant to the Custodial Agreement, issue a Custodial Receipt and Confirmation to Buyer. If such Custodial Receipt and Confirmation is in form and substance as required by the Custodial Agreement and the Contracts and Related Assets are acceptable to Buyer, Buyer shall thereafter transfer the Purchase Price to Seller, provided that all other conditions set forth in this Agreement are met or waived in writing by Buyer.

                (f) Any Confirmation by Buyer shall be deemed to have been received by Seller: (i) on the date sent if given by telecopy, and (ii) on the Business Day following the day sent if sent by a nationally recognized overnight courier service.

                (g) Each Confirmation signed by Seller and returned to Buyer by Seller in accordance with paragraph (c) above, together with this Agreement, shall be conclusive evidence of the terms of the Transac-tion(s) covered thereby. Seller may object in writing to a Confirmation within one (1) Business Day after receipt of such Confirmation. Buyer may send a corrected Confirmation to Seller no more than two (2) Business Days after the date such objection was received by Buyer. An objection sent by Seller must state specifically that the writing is an objection, must specify the provi-sion(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation or corrected Confirma-tion was received by Seller.

                (h) In the case of Transactions terminable upon demand by Buyer or Seller, such demand shall be made by the party desiring to terminate the Transaction in writing at least fifteen (15) Business Days prior to the Business Day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Buyer or its agent of the Repurchase Price and all other amounts due hereunder with respect to such Transactions to an account of Buyer. Upon receipt of the Repurchase Price by Buyer, Buyer will deliver to Seller a canceled Custodial Receipt and Confirmation which relates to the Purchased Securities being transferred. Upon such delivery to Seller of a canceled Custodial Receipt and Confirmation, title to all Purchased Securities relating to such terminated Transaction and all Income in respect thereof shall pass to Seller.

                (i) If there is any conflict between the terms of a Confirmation issued by Buyer and this Agreement, the Confirmation shall prevail.

4. MARGIN MAINTENANCE. Paragraph 4(a) of the Repurchase Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such section is given at or prior to 10:00 a.m. New York time, Seller shall transfer cash or the Additional Purchased Securities to Buyer prior to 5:00 p.m. New York time on the third (3rd) Business Day after receipt of such notice, and if such notice is given after 10:00 a.m. New York time, Seller shall transfer cash or the Additional Purchased Securities prior to 5:00 p.m. New York time on the fourth (4th) Business Day after receipt of such notice. Seller shall cause the Confirmation in respect of any such transfer of Additional Purchased Securities to be delivered to Buyer at the time of such transfer.

                Paragraph 4(b) of the Repurchase Agreement is hereby deleted.

5. PAYMENTS. All collections, exclusive of scheduled payments due on Precomputed Contracts prior to the related Cut-off Date and collected on or after such Cut-off Date, in respect of the Contracts shall be deposited into the Collection Account within one (1) Business Day after the receipt thereof by Servicer. In respect of each Transaction, Custodian, on the basis of the Servicer's Certificate provided by Servicer, shall apply on each Payment Date all collections in respect of the Contracts in such Transaction that were received in the related Collection Period (or, in the case of payments made by Seller pursuant to paragraph 8(e), made in respect of such Payment Date) in the following order of priority: (i) to pay to Buyer an amount necessary to reduce the aggregate outstanding amount of Purchased Securities subject to this Agreement to an amount equal to the product of (a) the Advance Rate Percentage, and
                (b) the aggregate outstanding amount of Purchased

                Securities subject to this Agreement, determined as of the close of business as of the last day of the immediately preceding Collection Period; (ii) to pay to Custodian such fees and expenses due and payable under Section 6.3 of the Custodial Agreement; (iii) to pay to Back-Up Servicer such fees and expenses due and payable under the back-up servicing agreement (said amount not to exceed an amount calculated as the quotient of (x) a monthly amount computed as the product of (A) seven and one-half (7.5) basis points (.075%), and (B) the aggregate outstanding amount of Purchased Securities subject to this Agreement, determined as of the first day of the immediately preceding Collection Period, and (y) 12); (iv) to pay to Servicer the Servicer's Fee; (v) to pay to Buyer the unpaid Price Differential accrued from and including the first day of the immediately preceding Collection Period (or, in the case of a Transaction whose Purchase Date occurred after such first day of the immediately preceding Collection Period, from and including such Purchase Date) to and including the last day of the immediately preceding Collection Period; (vi) to pay to Buyer such portion of the Annual Commitment Fee as is due and payable, if any; (vii) to pay to Buyer, all theretofore accrued and unpaid expenses in respect of the related Collection Period due to Buyer under or in connection herewith or any Related Document; (viii) to pay to the applicable party, in respect of any Transaction any, and all, shortfalls in respect of any, and all, Payment Dates occurring prior to the current Payment Date, the amounts due to the applicable parties pursuant to clauses
                (i), (ii), (iii), (v), (vi), or (vii); (ix) provided that no Event of Default shall have occurred and be continuing, to Seller or Seller's designee, such collections to the extent of collections remaining after application pursuant to clauses (i) through (viii); and (x) if an Event of Default shall have occurred and be continuing, to Buyer, such collections remaining after application pursuant to clauses (i), (ii), (iii), (v),
                (vi), (vii), or (viii). On any Payment Date that the collections are not sufficient to pay Buyer the amounts owed to it pursuant to clauses (i), (v), (vi), (vii), and (viii) (the "Deficiency"), Buyer shall have the unconditional right to exercise its rights pursuant to the Guaranty in respect of said Deficiency. The calculation of such collections shall be set forth in the Servicer's Certificate in respect of such Collection Period. The Price Differential shall be calculated as set forth in Paragraph
                14. For the purposes of this Agreement, the principal balance of each Contract and collections of interest thereon and principal thereof shall be determined as if such Contract were a Simple Interest Contract. All payments due to Buyer under this section shall be made without any offset for withholding and, to the extent Buyer is required by law to withhold any amount with respect to such payments, such payments shall be increased by the amount such that the net amount received by Buyer (on an after tax basis) is equal to the amount which would have been received had no withholding been made.

6.              MARKET VALUE DETERMINATION.

                           (a) Notwithstanding the definition set forth in
                Paragraph 2(h) of the Repurchase Agreement, Seller shall determine the "Market Value" of all of the Contracts subject to the Transactions in accordance with this Paragraph 6 of these Additional Supplemental Terms as of the close of business of each Collection Period and shall advise Buyer of the results of such determination on or before the fifth (5th) Business Day succeeding such Collection Period. As of any date of determination, the Market Value of all of the Contracts subject to the Transactions shall be determined as the lesser of:

                    (i) The product of (x) the Advance Rate Percentage, and (y) the "pro forma market value" of the Contracts (as determined in clause (b) below);

                   (ii) The product of (x) the Advance Rate Percentage, and (y) Seller's Purchase Price of the Contracts;

                  (iii) The product of (x) the Advance Rate Percentage, and (y) the par value of the Contracts; and

                   (iv) The product of (x) the Advance Rate Percentage, (y) the unpaid balance of the Contracts, and (z) the quotient of (1) the original Seller's Purchase Price of the Contracts, and (2) the par value of the Contracts.

                  Notwithstanding the calculations set forth in 6(a)(i) through
                  (6)(a)(iv) above, the "Market Value" shall be deemed to be equal to zero for (i) Contracts that are ninety-one (91) days or more delinquent, and (ii) any Contract for which the Financed Vehicle has been or is in the process of being repossessed.

                  (b) The "pro forma market value" of the Portfolio Contracts shall be computed as the present value of (t) the aggregate unpaid balance amount of the Portfolio Contracts, (u) the weighted average coupon rate of all of the Portfolio Contracts, (v) the weighted average remaining maturity of all of the Portfolio Contracts, (w) the trailing six-month annualized net charge-off rate for Seller's inception to-date portfolio of Contracts originated in accordance with the terms and conditions of the underwriting guidelines attached hereto as Exhibit F, (x) a prepayment rate equal to 1.50% ABS, (y) a servicing rate equal to 3.0% per annum, and (z) a discount rate equal to the sum of (1) four percent (4%) per annum, and
                  (2) the yield of on-the-run two-year United States Treasury Notes.

7.                SECURITY INTEREST.

                  (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Seller shall have granted to Buyer, through Custodian as agent and bailee for Buyer, a per-fected first priority security interest in all of the Purchased Securities including, without limitation, the Contracts and the Related Assets sold hereunder. If, for any reason, a Contract is construed by a court as security for a loan to the related Dealer, the parties intend that Seller shall have transferred all right, title and interest in and to such loan and the security interest in such Contract and Related Assets to Buyer.

                  (b) Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements and continuation statements under the Uniform Commercial Code.

                  (c) In the event that Buyer elects to engage in repurchase transactions with the Purchased
                           Securities or otherwise elects to sell, pledge, hypothecate or otherwise finance the Purchased Securities, Seller shall, at the request of Buyer and at the expense of Buyer, which such expense shall not exceed $50,000 during the term of this Agreement, (i) provide Buyer's counterparty in such transaction with an opinion of counsel to the effect that such counterparty has a perfected first priority security interest in such Purchased Securities including, without limitation, the Contracts and the Related Assets sold hereunder, and
                           (ii) do and perform such further acts and things necessary to enable Custodian to do and perform such further acts and things and to execute and deliver to Buyer and its counterparty such additional agreements, acknowledgements, powers and instruments as are required by Buyer in connection with such transaction and such counterparty.

                           Notwithstanding Section 6 of the Repurchase Agreement and this Section 7, the parties recognize the treatment of such Transactions by applicable taxing authorities and accordingly agree that for federal, state and local tax purposes, each Transaction hereunder and the aggregate of Transactions hereunder shall be treated as a secured loan transaction between Seller, as borrower, and Buyer as lender. Neither party shall take any position in connection with its tax filing or reporting obligations which is inconsistent with such character for tax purposes and shall treat: (i) the Purchase Price with respect to each Transaction as a loan advance by Buyer to Seller, (ii) each amount paid to Buyer with respect to the repayment of the Purchase Price and the Price Differential Amount, including amounts payable pursuant to clauses (i) and (v) (but not clause (vi)) of Section 5 of this Annex, all Repurchase Prices and all similar amounts, as attributable to interest payments at the Pricing Rate (or such other rate as set forth herein) and payments of principle, as the case may be and (iii) prior to any Event of Default, the Purchased Securities and related Income as property of the Seller held by Buyer as collateral for the obligations hereunder.

8.                REPRESENTATIONS.

                  (a) Buyer represents and warrants to Seller, and shall on and as of the Purchase Date for any Transaction be deemed to represent and warrant to Seller, that Buyer is duly organized and validly existing in good standing under the laws of the State of Delaware; Buyer has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate, the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Buyer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by each of the other parties thereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by federal or state bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, and (b) the enforceability thereof may be limited by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (b) Seller represents and warrants to Buyer and its assigns, and shall on and as of the Purchase Date for any Transaction be deemed to represent and warrant, as follows:

                            (i) It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and has had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Contracts.

                           (ii) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its businesses shall require such qualifications, licenses or approvals.

                          (iii) It has the power and authority to execute and deliver the Related Documents and to carry out their respective terms. Seller has full power and authority to sell the Contracts to Buyer.

                           (iv) The Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of Seller, enforceable against it in accordance with the terms of the Agreement.

                            (v) The consummation of the transactions contem-plated by the Related Documents and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of Seller, or any indenture, agreement, or other instrument to which Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument, other than the Related Documents, nor violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or its properties.

                           (vi) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or its respective properties: (i) asserting the invalidity of a Related Document; (ii) seeking to prevent the consummation of any of the transactions contemplated by a Related Document; or
                                    (iii) seeking any determination or ruling that may have a material adverse change in the business, results of operations, financial condition or prospects of Seller, or the performance by Seller of its respec-tive obligations under, or the validity or enforceability of, a Related Document.

                          (vii) All approvals, authorizations, consents, orders or other actions or registrations with any Person or any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of the Related Documents, the performance of the transactions contem-plated by the Related Documents and the fulfillment of the terms hereof and thereof have been obtained.

                         (viii) The chief executive office of Seller is now, and for at least four months has been, located at 500 Cypress Creek Road West, Suite 590, Fort Lauderdale, Florida 33309. Neither Seller nor any of its respective executive officers, has operated under any trade names, or, within the last five years, changed names or been the subject of any proceeding under the United States Bankruptcy Code or merged with or into or consolidated with any other corporation.

                           (ix) (a) Seller is not insolvent and will not become insolvent as a result of the transfer of the Contracts on such Purchase Date, (b) Seller did not intend to incur or believe that it would incur debts that would be beyond Seller's ability to pay as such debts matured, (c) such transfer was not made with the actual intent to hinder, delay or defraud any Person, and (d) the assets of Seller did not constitute unreasonably small capital to carry out its business as conducted.

                            (x) Seller is not required to be registered under the Investment Company Act of 1940, as amended.

                           (xi) Seller, NAL Acceptance and NAL Financial are each a separate and independent corporate entity from Custodian, neither Seller, NAL Acceptance nor NAL Financial owns a control-ling interest in Custodian either directly or through Affiliates and no director or officer of Seller, NAL Acceptance or NAL Financial is also a director or officer of Custodian.

                          (xii) Seller has unimpaired capital in the form of cash or U.S. Treasury bills or a mutual fund (reasonably acceptable to Buyer) which invests in U.S. government securities or U.S. Treasury bills or Contracts or interests in contracts contributed to Seller by NAL Acceptance and/or NAL Financial, and Net Worth equal to or greater than $50,000.

                         (xiii) Each Contract was entered into by NAL Acceptance directly, or acquired by NAL Acceptance in the normal course of business directly from the originating Dealer, or otherwise in the ordinary course of NAL Acceptance's business, was individually reviewed for compliance with NAL Acceptance's underwriting standards attached hereto as Exhibit F and complies with such underwriting standards and is otherwise in accordance with NAL Acceptance's customary origination policies and procedures.

                          (xiv) Since the date of the most recent financial statement of Seller, delivered by it pursuant to Paragraph 12 of these Additional Supplemental Terms, there has been no material adverse change in the business, results of operations, financial condition or prospects of Seller.

                           (xv) Seller shall be at the time it delivers any Purchased Securities for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and beneficial owner of such Purchased Securities and all rights relating thereto, free of any lien, security interest, option or encumbrance except for the security interest created by or pursuant to the Agreement.

                          (xvi) Seller has due authority to execute the UCC-1 financing statements and continuation statements relating to each Contract and the Related Assets in favor of Custodian as agent and bailee for Buyer.

                         (xvii) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                        (xviii) No purchase of a Contract by Buyer from Seller or by Seller from NAL Acceptance constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason.

                          (xix) Seller has not utilized any adverse selection from its assets in respect of the Contracts sold to Buyer pursuant to this Agreement or any adverse selection from its assets in respect of Contracts sold by Seller pursuant to this Agreement.

                  (c)      Seller covenants with Buyer as follows:

                            (i) Other Liens or Interests. Except for the conveyances hereunder, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any interest in, the Contracts or Related Assets, including, without limitation, any option to buy or right to receive income with respect to the Contracts or Related Assets, and Seller shall defend the right, title, and interest of Buyer in, to and under such Contracts and Related Assets against all claims of third parties claiming through or under Seller.

                           (ii) Notice of Material Adverse Change. Promptly upon becoming aware thereof, Seller shall give Buyer notice in writing of any material adverse change or event or condition that may have a material adverse change in the business, results of operations, financial condition or prospects of Seller or which may adversely affect the collectibility of any of the Contracts or the ability of Seller to perform its obligations under the Related Documents.

                          (iii) Preservation of Corporate Existence. Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of Buyer hereunder or (ii) the ability of Seller to perform its obligations under any Related Document to which it is a party. Seller shall not, except to the extent required by law, amend, alter, change, or repeal its Certificate of Incorporation filed on August 11,
                                    1995, without the prior written consent
                                    of Buyer, which consent may be denied by Buyer in its sole and absolute discretion.

                           (iv) Compliance with Laws. Seller shall comply in all material respects with all laws, rules, statutes, regulations, decrees, and orders of, and all applicable restrictions imposed by, all governmental bodies applicable to Seller, its business and properties, and the Contracts and Related Assets.

                            (v)     Enforceability of Obligations.  Seller shall


                                    take such actions as are within its power to ensure that, with respect to each Contract, the obligation of any related Obligor to pay the unpaid balance of such Contract in accordance with the terms thereof remains legal, valid, binding and enforceable against such Obligor.

                           (vi) Books and Records. Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records regarding the Contracts in the event of the destruction of any original records thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Contracts (including, without limitation, records adequate to permit the identification of all collections and adjustments to each existing Contract). Seller shall, in the books and records with respect to the Portfolio Contracts, note that each Portfolio Contract has been sold to Buyer.

                          (vii) Fulfillment of Obligations. Seller will duly observe and perform or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Contracts and Related Assets, and will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the contracts related to the Contracts, will do nothing to impair the right, title and interest of Buyer in and to the Contracts and the Related Assets and will pay when due any taxes, including without limitation any sales tax, excise tax, withholding tax, intangibles tax, doing business tax, franchise tax, property tax or other tax or charge, payable in connection with the Contracts and Related Assets and their creation and satisfaction, ownership, financing, or servicing or otherwise in connection with the transactions contemplated hereby.

                         (viii) Litigation. As soon as possible, and in any event within three (3) Business Days of Seller's knowledge thereof, Seller shall give Buyer written notice of (i) any litigation, investigation or proceeding against Seller which may exist at any time which could have a material adverse effect on the business, financial condition, results of operations or prospects of Seller or impair the ability of Seller to perform its obligations under any Related Document or materially and adversely affect the collectibility or servicing of any of the Contracts, and (ii) any material adverse development in any such previously disclosed litigation.

                           (ix)     Access to Seller's Books and Records.
                                    Seller shall provide to Buyer access to its servicing system, files, documents, books, records, accounts, correspondence and other records, with respect to the Contracts and other motor vehicle retail installment sale contracts owned or serviced for its own account or the account of others to determine whether any such Contracts or contracts were selected for inclusion under this Agreement on any basis which would have a material adverse effect on Buyer or any subsequent owner thereof, during normal business hours on any Business Day and at the expense of Buyer or, if either Seller or NAL Acceptance is in default of its obligations under a Related Document, Seller and NAL Acceptance.

                            (x) Merger or Consolidation of Seller. Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to the business of Seller, shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no such merger, conversion, consolidation or succession shall occur unless Buyer is provided with 120 days prior written notice and the resulting or succeeding entity has limited corporate purposes substantially identical to those of Seller, as evidenced to Buyer's satisfaction, including appropriate opinions of counsel obtained at the expense of Seller.

                           (xi) No Assignment. Except in connection with a merger or reorganization of Seller or a sale of all or substantially all of such entity's assets, Seller shall not assign this Agreement except by mutual consent of the parties hereto.

                          (xii)     Dealer Recourse.  Seller agrees to
                                    diligently exercise, on behalf of Buyer, all its rights and remedies against Dealers arising under Dealer Agreements with respect to the Contracts from time to time and to the extent of any cash or other recoveries thereunder. Such amounts shall be held in trust by Seller for the benefit of Buyer.

                         (xiii) Other Information. Seller agrees to provide to Buyer all information regarding its operations and practices and any Contracts as Buyer shall reasonably request, from time to time, in writing.

                          (xiv) Amendments. Seller agrees that any amendment to the Sale and Purchase Agreement shall require the prior written consent of Buyer, said consent may be denied by Buyer in its sole and absolute discretion.

                           (xv) Capitalization. Seller will maintain unimpaired capital in the form of cash or U.S. Treasury bills or a mutual fund (reasonably acceptable to Buyer) which invests in U.S. government securities or U.S.

                                    Treasury bills or Contracts or interests in contracts contributed to Seller by NAL Acceptance or NAL Financial, and Net Worth equal to or greater than $50,000. Seller shall not pay dividends to NAL Acceptance if an Event of Default shall have occurred and be continuing.

                          (xvi) UCC Filings. Seller shall file a UCC-1 financing statement in favor of Custodian under the Custodial Agreement relating to the Contracts and the Related Assets and any payments or proceeds arising therefrom, said financing statement to be acceptable to Buyer in its sole and absolute discretion. During the term of this Agreement, Seller shall receive Buyer's written consent prior to filing any, and all, changes to the aforementioned financing statement, including the filing of any UCC-3 financing statements of change in connection with any, and all, releases of Contracts, including but not limited to, a Permitted Sale.

                         (xvii) Continuation Statement Filings. Seller shall file such continuation statements as may be necessary in order to ensure that the interest of Custodian under the financing statement referred to in clause (xvi) above does not lapse.

                        (xviii) Monthly Compliance Statement. Seller shall deliver to Buyer on each Payment Date a certificate dated such Payment Date and signed by two authorized officers of Seller familiar with this Agreement and the Transactions stating that (i) a review of the activities of Seller and the performance of Seller of its obligations under this Agreement for the period from the preceding Payment Date to such Payment Date has been made under their supervision, and (ii) based on such review, Seller has fulfilled all of its obligations under this Agreement during such period or, if there has been a default in the performance of any such obligation, specifying such default and the status thereof.

                          (xix) Corporate Separateness. Seller is and shall be operated in such a manner that it will not be substantively consolidated in the bankruptcy estate of any Affiliate, such that the separate corporate existence of Seller would be disregarded in the event of a bankruptcy or insolvency of any Affiliate, and in that regard:

                                    (a) Seller shall remain a limited purpose corporation whose activities are restricted to purchasing and selling Contracts in accordance with its certificate of incorporation;

                                    (b) Seller has and shall have no
                                    subsidiaries;

                                    (c) Seller shall not engage in any
                                    intercorporate transactions with any
                                    Affiliate except for the transactions set forth in this Agreement (or reasonably related thereto) and transactions described in subsection (i) of the definition of Permitted Sales, the Custodial Agreement, the Sale and Purchase Agreement, and the Related Documents;

                                    (d) Seller shall maintain separate corporate records and books of account from any Affiliate, hold regular corporate meetings and otherwise observe corporate formalities and keep and maintain a separate suite designated as its business office;

                                    (e) the financial statements and books and records of any Affiliate shall reflect the separate corporate existence of Seller;

                                    (f) Seller shall maintain its assets
                                    separately from the assets of any Affiliate
                                    (including through the maintenance of a
                                    separate bank account); Seller's funds and assets, and records relating thereto shall not be commingled with those of any Affiliate and the separate creditors of Seller shall be entitled to be satisfied out of Seller's assets prior to any value in Seller becoming available to Seller's equity holders;

                                    (g) except as provided for in the Guaranty, no Affiliate of Seller shall (A) pay Seller's expenses, except by a contribution of capital to Seller, (B) guarantee Seller's obligations, or (C) advance funds to Seller for the payment of expenses or otherwise;

                                    (h) all business correspondence of Seller and other communications shall be conducted in Seller's own name and on its own stationery;

                                    (i) except in Louisiana, no Affiliate of Seller (except for Servicer) will act as an agent of Seller in any capacity and Seller shall not act as agent for any Affiliate of Seller, but instead shall present itself to the public as a corporation separate from any other Person, independently engaged in the business of purchasing and selling Contracts;

                                    (j) at least two of the five directors of Seller shall be independent directors, which independent directors shall at no time be a stockholder, director, officer or employee of NAL Acceptance or NAL Financial and shall be acceptable to Buyer, in its reasonable discretion;

                                    (k) Seller shall obtain proper authorization from its board of directors of all corporate action requiring such authorization by written resolution or by written consent and meetings of such board of directors shall be held not less frequently than four times per year. Seller shall provide notification to Buyer of any such meetings and complete and correct copies of all of Seller's drafts of board of directors' minutes, resolutions, unanimous written consents, agendas, and other materials no later than 5 Business Days prior to such meeting or adoption of board of director action. Seller shall provide copies of all information pertaining to board of director action at the same time such information is provided to members of the board.

                                    (l) Seller shall obtain proper authorization from its stockholders of all corporate actions requiring stockholder approval;

                                    meetings of the stockholders of Seller shall be held not less frequently than one time per year;

                                    (m) although the organization expenses of Seller have been paid by NAL Acceptance, operating expenses and liabilities of Seller shall be paid solely and exclusively by Seller from its own funds or from capital contributions from NAL Acceptance;

                                    (n) the annual financial statements of
                                    Seller shall disclose the effects of
                                    Seller's transactions in accordance with generally accepted accounting principles and shall disclose that the assets of Seller are not available to pay creditors of NAL Acceptance or any Affiliate thereof; and

                                    (o) the resolutions, agreements and other instruments of Seller underlying the transactions described in this Agreement and in the Related Documents shall be continuously maintained by Seller as official records of Seller, separately identified and held apart from the records of Servicer and each Affiliate thereof.

                           (xx) No Modifications to Underwriting Guidelines or Policies and Procedures. Seller shall not
                                    (i) materially modify the underwriting guide attached hereto as Exhibit F, (ii) materially modify its buying practices, or
                                    (iii) materially modify, or fail to follow or comply in any material respect with, any of its Policies and Procedures in any case, without the prior consent of Buyer, which consent shall not be unreasonably withheld and shall be deemed granted by Buyer on the tenth (10th) Business Day following Buyer's receipt of a proposed modification if Buyer has not expressed to Seller its disapproval of such proposal prior to such tenth (10th) Business Day.

                          (xxi) No Amendments. None of the Related Documents shall be amended, supplemented or otherwise modified without Buyer's prior written consent, which consent shall be granted by Buyer in its sole and absolute discretion.

                         (xxii) Corporate Organization. Seller shall at all times be a direct, wholly-owned subsidiary of NAL Acceptance.

                        (xxiii) No Use of Cargill Name. Seller and its Affiliates, associates and employees shall not refer to or name Cargill, Incorporated or Cargill Financial Services Corporation, or use the name Cargill in any manner, oral or written, including, without limitation, in any press release, advertising, printed material, electronic medium or any other medium without the prior written consent of Buyer, which consent shall be granted by Buyer in its sole and absolute discretion; provided that with respect to any proposed 1933 or 1934 Act filing, no such consent shall be required so long as (1) such reference or use of the name Cargill is required by the rules and regulations promulgated thereunder as evidenced by advice from counsel to Seller or such Affiliate and (2) Buyer shall have received a copy of any such proposed filing and shall have had a reasonable opportunity to comment on such filing prior to filing.

                         (xxiv) No Adverse Selection. Seller will not utilize any adverse selection from its assets in respect of the Contracts sold to Buyer pursuant to this Agreement or any adverse selection from its assets in respect of Contracts sold by Seller pursuant to this Agreement.

                          (xxv) Limits on Purchase Price. Seller shall not purchase and sell to Buyer any Contract (i) for a purchase price in excess of the purchase price for such Contract paid by NAL Acceptance, (ii) which has been purchased by NAL Acceptance at a discount from the par amount that is greater than fifteen percent (15%), or (iii) that has an annual percentage interest rate less than fifteen percent (15%).

                         (xxvi) Permitted Sales. In connection with each Permitted Sale that is a securitization of Portfolio Contracts, the underwriter or placement agent retained in connection therewith shall select the specific Contracts for inclusion in such securitization, and in connection with each Permitted Sale that is not a securitization, Seller shall select the specific Contracts for inclusion in such Permitted Sale using its best efforts so as not to adversely impact the risk profile of the Contracts that remain subject to this Agreement.

                        (xxvii) Dealer Visits. Seller shall permit Buyer, and shall use its best efforts to obtain the consent of each affected Dealer permitting Buyer, to accompany Seller for on-site due diligence inspection of such Dealer's operations and procedures in connection with the origination of Contracts for sale to NAL Acceptance.

                       (xxviii) Contract Information Entered into Servicing System. Servicer shall have entered, for any Contracts, the necessary boarding and servicing information completely, and correctly, into its servicing system prior to Seller selling such Contracts to Buyer.

                         (xxix) Concentration Limits. Effective May 31, 1996, the outstanding Repurchase Price for the Purchased Securities subject to this Agreement with respect to Contracts purchased from any Dealer shall not exceed eight percent (8%) of the aggregate outstanding Repurchase Price for the Purchased Securities subject to this Agreement.

                    (d) Buyer represents and warrants to Seller as of the Repurchase Date:

                            (i) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Buyer or its respective properties (i) asserting the invalidity of this Agreement or the Custodial Agreement;
                                    (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Custodial Agreement; or
                                    (iii) seeking any determination or ruling that may have a material adverse effect on the performance by Buyer of its respective obligations under, or the validity or enforceability of, this Agreement or the Custodial Agreement.

                           (ii) (a) Buyer is not insolvent and will not become insolvent as a result of the transfer of the related Contracts on such Repurchase Date, (b) Buyer did not intend to incur or believe that it would incur debts that would be beyond Buyer's ability to pay as such debts matured, (c) such transfer was not made with the actual intent to hinder, delay or defraud any Person, and (d) the assets of Buyer did not constitute unreasonably small capital to carry out its business as conducted.

                          (iii) The Purchased Securities are free of any lien, security interest, option or encumbrance created by Buyer except for the security interest created by or pursuant to the Agreement.

                  (e) Seller hereby represents and warrants to Buyer, with respect to each Contract in a Transaction, as of the related Purchase Date and, with respect to the Contracts in a Securitized Contract Group, as of the related Securitized Closing Date, as set forth in Schedule I hereto.

         The representations and warranties made in this paragraph 8(e) shall survive the transfer and assignment of the Purchased Securities by Buyer and its successors and assigns. Upon discovery by Seller or Buyer of a breach of any of the representations and warranties in Schedule I hereof, the party discovering such breach shall give prompt written notice to the other party.

         On or before each Payment Date, Seller shall repurchase (x) each Contract in respect of which there exists as of the end of the related Collection Period any breach of any representation and warranty made in this paragraph 8(e), and (y) any Contract that is 90 or more days delinquent as of the end of such Collection Period and shall deposit into the Collection Account on or before such Payment Date an amount equal to the Repurchase Price. Such payments shall be applied pursuant to Paragraph 5 of these Additional Supplemental Terms.

         In the event that an Obligor asserts a claim or defense under The Federal Trade Commission's regulation concerning

Preservation of Consumers' Claims and Defenses (16 C.F.R. ss. 433), Seller shall immediately repurchase the related Contract by remitting the Repurchase Price in immediately available funds to the Collection Account.

         Seller hereby covenants and agrees with Buyer to repurchase any Contract at the Repurchase Price with respect to which an original certificate of title or such other original document evidencing the security interest of Seller in the Financed Vehicle is not contained within Custodian's Contract File within 120 days of the Purchase Date. The repurchase obligation hereunder shall arise and the Repurchase Price shall be remitted to the Collection Account by or on behalf of Seller in immediately available funds within two (2) Business Days of receipt by Seller of written notice thereof from either Buyer, Custodian or Servicer.

9.                EVENTS OF DEFAULT.

                  (a) The term "Event of Default" shall, in addition to the definition set forth in the Repurchase Agreement, include each of the following events:


                            (i)     Any governmental or self-regulatory
                                    authority shall take possession of Seller, NAL Acceptance or NAL Financial or their property or appoint any receiver, conservator or other official and such receiver, conservator or other official is not dismissed or otherwise terminated within sixty (60) days of such taking of possession; or Seller, NAL Acceptance or NAL Financial shall take any action to authorize any of the actions set forth in this clause
                                    (i).

                           (ii) The Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby.

                          (iii) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Seller, NAL Acceptance or NAL Financial, and the same remains undischarged for a period of sixty (60) days during which execution of such judgment is not effectively stayed.

                           (iv) Seller, NAL Acceptance or NAL Financial shall fail to perform any of its obligations under the Related Documents; provided, that if such obligation does not require the payment of funds, then such failure shall not be an Event of Default until such failure has continued for a period of ten
                                    (10) Business Days; or Seller, NAL
                                    Acceptance or NAL Financial shall admit its inability to, or state its intention not to, perform any of such obligations.

                            (v) Any representation or warranty made by Seller, NAL Acceptance or NAL Financial in any Related Document shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated; provided that if the representation and warranty in Paragraph 8(e) in respect of a Contract is incorrect or untrue, then such incorrect or untrue representation and warranty shall be an Event of Default only upon the failure of Seller to repurchase such Contract in accordance with Paragraph 8(e).

                           (vi) Except as provided in subsection (viii) below, Seller, NAL Acceptance or NAL Financial shall breach any covenant set forth in the Related Documents; provided, that if such covenant does not require the payment of funds, such breach shall not constitute an Event of Default until such breach has continued for a period of ten
                                    (10) Business Days.

                           (vii) Either Seller, NAL Acceptance, or NAL Financial shall admit its inability, or state its intention not to, perform any of its obligations under the Related Documents;

                          (viii) NAL Acceptance or NAL Financial shall breach any of their covenants set forth in the Guaranty and such breach shall be continuing for more than five (5) Business Days.

                           (ix) Any event of default or any event ("Other Event") which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or other funds or any indenture or other agreement for borrowed funds by which Seller, NAL Acceptance or NAL Financial is bound or affected shall occur and be continuing; provided, that if such Other Event does not arise from a failure to pay funds, then such Other Event shall not be an Event of Default unless such Other Event has continued until the earlier of (i) a period of ten (10) Business Days, and (ii) the expiration of any cure period granted in the agreement pursuant to which such Other Event occurred.

                            (x) Seller, NAL Financial or NAL Acceptance shall be in default under any other agreement to which it is a party; provided, however, that such a default shall not constitute an Event of Default if the exercise of such remedies by Seller's, NAL Financial's or NAL Acceptance's counterparty, as the case may be, with respect to such default would not have a material adverse impact on Seller's, NAL Financial's or NAL Acceptance's (i) ability to perform its respective obligations under the Related Documents, and (ii) business, operations, properties, prospects, or condition (financial or otherwise);

                           (xi) Seller, NAL Acceptance or NAL Financial fail to operate or conduct its business operations or any material portion thereof in the ordinary course, and such failure continues for more than twenty-four (24) hours; provided, that in the case of such a failure due to acts of God, such failure shall be an Event of Default only if such failure continues after the time the operation or conduct of such business operations could be resumed with reasonable best efforts; provided further, however, that this provision shall not prohibit Seller, NAL Acceptance or NAL Financial from engaging in any new line of business;

                          (xii) In the judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller, NAL Acceptance or NAL Financial;

                         (xiii) The capitalization of Seller shall at any time fail to comply with Paragraph 8(c)(xv) of these Additional Supplemental Terms;

                          (xiv) Seller, NAL Acceptance or NAL Financial shall fail to promptly notify Buyer of (i) the acceleration of any debt obligation or the termination of any credit facility of Seller, NAL Acceptance or NAL Financial, respec- tively; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller, NAL Acceptance or NAL Financial, respectively; and (iv) any other developments which might materially and adversely affect the financial condition of Seller, NAL Acceptance or NAL Financial;

                           (xv) Seller or NAL Acceptance shall have failed to comply in any material respect with the terms and conditions of the Custodial Agreement;

                          (xvi) If Mr. Robert R. Bartolini shall cease to be an officer of NAL Acceptance or NAL Financial, other than as a result of death or disability;

                         (xvii) As of the last day of any Collection Period, the aggregate principal balance of motor vehicle installment sale contracts and loans serviced by NAL Acceptance that are delinquent 30 days or more exceeds fifteen percent (15%) of the aggregate principal balance of all motor vehicle installment sale contracts and loans serviced by NAL Acceptance at the end of such Collection Period and continues for a period of sixty
                                    (60) days;

                         (xviii) As of the last day of any Collection Period, the aggregate principal balance of motor vehicle installment sale contracts and loans serviced by NAL Acceptance that are delin-quent 60 days or more exceeds eight percent (8%) of the aggregate principal balance of all motor vehicle installment sale contracts and loans serviced by NAL Acceptance at the end of such Collection Period and continues for a period of sixty (60) days;

                          (xix) As of the last day of any Collection Period and the last day of the two immediately preceding Collection Periods, the aggregate principal balance of motor vehicle installment sale contracts and loans serviced by NAL Acceptance that are delinquent 30 days or more exceeds fourteen percent (14%) of the aggregate principal balance of all motor vehicle installment sale contracts and loans serviced by NAL Acceptance at the end of such Collection Period and continues for a period of sixty
                                    (60) days;

                           (xx) As of the last day of any Collection Period and the last day of the two immediately preceding Collection Periods, the aggregate principal balance of motor vehicle installment sale contracts and loans serviced by NAL Acceptance that are delinquent 60 days or more exceeds seven percent (7%) of the aggregate principal balance of all motor vehicle installment sale contracts and loans serviced by NAL Acceptance at the end of such Collection Period and continues for a period of sixty
                                    (60) days;

                          (xxi) As of the last day of any Collection Period, the average of the aggregate principal balance of motor vehicle installment sale contracts and loans serviced by NAL Acceptance in respect of which the related motor vehicle has been repossessed in such Collection Period equals or exceeds thirteen percent (13%) (on an annualized basis) of the average aggregate principal balance of all motor vehicle installment sale contracts and loans serviced by NAL Acceptance as of the last day of each such Collection Period and continues for a period of thirty (30) days;

                         (xxii) As of the last day of any Collection Period and the last day of the two immediately preceding Collection Periods, the average of the aggregate principal balance of motor vehicle installment sale contracts and loans serviced by NAL Acceptance in respect of which the related motor vehicle has been repossessed in such Collection Period equals or exceeds twelve percent (12%) (on an annualized basis) of the average of the aggregate principal balance of all motor vehicle installment sale contracts and loans serviced by NAL Acceptance as of the last day of each such Collection Period and continues for a period of thirty (30) days;

                        (xxiii) The average of the aggregate net losses for any Collection Period on motor vehicle installment sale contracts and loans serviced by NAL Acceptance equal or exceed eight percent (8%) (on an annualized basis) of the average of the aggregate principal balance of all motor vehicle installment sales contracts and loans serviced by NAL Acceptance as of the last day of each such Collection Period and continues for a period of thirty (30) days;

                         (xxiv) The average of the aggregate net losses for any Collection Period and the two immediately preceding Collection Periods on motor vehicle installment sale contracts and loans serviced by NAL Acceptance equal or exceed seven percent (7%) (on an annualized basis) of the average of the aggregate principal balance of all motor vehicle installment sales contracts and loans serviced by NAL Acceptance as of the last day of each such Collection Period and continues for a period of thirty (30) days;

                          (xxv) NAL Acceptance's or NAL Financial's report of independent accountants includes a "going concern" or "scope limitation" reference;

                         (xxvi) A change in control and/or ownership of Seller or NAL Acceptance through any means other than through an initial public offering of the stock of Seller or NAL Acceptance;

                        (xxvii) Seller shall have failed to make any required payment to Buyer when due hereunder;

                       (xxviii) Seller breaches the clean-up requirement set forth in Paragraph 13 of these Additional Supplemental Terms;

                         (xxix) An Act of Insolvency with respect to Seller or any Affiliate of Seller shall have occurred, or the Internal Revenue Service shall file a notice of lien pursuant to
                                    Section 6363 of the Internal Revenue Code of
                                    1986, as amended, with regard to the assets of Seller or any Affiliate thereof in excess, in the aggregate for any one such Person, of $100,000 and such lien shall not have been released, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or any Affiliate thereof;

                          (xxx) Any representation, warranty or statement (other than a Contract representation and warranty contained in Schedule I) made in this Agreement, any other Related Documents or any certificate, report or other statement, in writing or orally, delivered to Buyer by Seller or an Affiliate pursuant hereto or thereto shall prove to be incorrect in any material respect as of the date made and, within ten (10) Business Days after written notice thereof shall have been given to Seller by Buyer, the circumstances or conditions rendering any such representation, warranty, or statement incorrect shall not have been eliminated or otherwise cured to the satisfaction of Buyer;

                         (xxxi) Failure on the part of Seller, NAL Acceptance, or NAL Financial to observe or perform in any material respect any covenant or agreement of Seller, NAL Acceptance, or NAL Financial set forth in this Agreement (other than a failure by Seller specifically dealt with elsewhere in this Agreement); provided, however, that such failure shall not become an Event of Default if (i) such failure is curable, (ii) cure is economically viable, and (iii) such failure is cured to the satisfaction of Buyer within three (3) Business Days with such period commencing on the earlier of the giving of written notice of such failure to Seller or the discovery of such failure by Seller; provided further, however, that no notice or period of grace shall be required hereunder with respect to a failure which has occurred twice within the previous twelve (12) months;

                        (xxxii) Any of the Related Documents shall cease to be in full force and effect;

                       (xxxiii) A material change is made to the Underwriting Guide without Buyer's prior written consent;

                        (xxxiv) A termination event shall have occurred under the Custodial Agreement and shall continue unremedied for more than three (3) Business Days;

                         (xxxv) Failure to complete, authorize and approve the Policies and Procedures required by Paragraph 12(f)(v) of these Additional Supplemental Terms within thirty (30) days of the date of this Agreement.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                            (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

                           (ii) If an Event of Default occurs and if Buyer exercises or is deemed to have exercised the option referred to in subparagraph (i) of this paragraph, (A) Seller's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (B) to the extent permitted by applicable law, the Price Differential with respect to each such Transaction shall be increased to the aggregate amount obtained by daily application of the sum of (x) the Base Rate, and (y) seven and one-half percent (7.5%) for each such Transaction to the Purchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (i) of this Paragraph on a 365-day per year basis for the actual number of days during the period from and including the Repurchase Date, as determined in subparagraph (i) above, giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, and (C) all collections on the Contracts which have not been previously applied in reduction of the Repurchase Price or remitted to Seller shall be applied in reduction of the aggregate unpaid Repurchase Price.

                          (iii) Seller shall be liable to Buyer for (A) the amount of all reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, (B) consequential damages plus all expenses incurred by Buyer in connection with or as a consequence of a Seller's Event of Default, including legal costs, (C) together with interest on the foregoing at the rate determined in sub-paragraph (ii) above as of the date of determination of the foregoing amounts.

                           (iv) After one (1) Business Day's notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred) Buyer may: (A) immediately sell in a commercially reasonable manner, in a recognized market at such price or prices as Buyer may reasonably deem satisfactory, any or all Purchased Securities and Additional Purchased Securities subject to Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities and Additional Purchased Securities, to give Seller credit for such Purchased Securities or Additional Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder.

                            (v) The parties recognize that it may not be possible to purchase or sell all of the

                                    Purchased Securities or Additional Purchased
                                    Securities on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Securities or Additional Purchased Securities may not be liquid. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Securities or Additional Purchased Securities and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Securities or Additional Purchased Securities on the occurrence of an Event of Default or to liquidate all Purchased Securities and Additional Purchased Securities in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default. The parties recognize that, in the event for any reason any Transaction is construed by any court as a secured loan rather than a purchase and sale, the Uniform Commercial Code of the State of New York addresses the reasonableness of the manner in which Purchased Securities or Additional Purchased Securities may be liquidated.

                           (vi) Buyer shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applica-ble, and the right to offset any mutual debt and claim), all rights and remedies available to Buyer in law, in equity, or under any other agreement between Buyer and Seller.

                          (vii) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies of Buyer arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                         (viii) Buyer may treat any or all of Seller's obligations to Buyer under this Agreement or any Transaction as immediately due.

                           (ix) Buyer may cover or hedge its positions under this Agreement or with respect to all or some of the Purchased Securities purchased or sold pursuant to this Agreement.

                            (x) Buyer may immediately suspend its obligation to enter into any additional Transactions under this Agreement.

                           (xi)     Buyer may sell any or all non-cash
                                    collateral held by it.

                          (xii) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the posses-sion of Buyer, including the right to liqui-date such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set-off cash, the proceeds of the liquidation of the Purchased Securities and Additional Purchased Securities, any collateral or its proceeds, and all other sums or obligations owed by Buyer to Seller, NAL Acceptance or NAL Financial against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

                         (xiii) Buyer may cancel, terminate, or liquidate any related hedging transactions.

                          (xiv) Seller shall pay immediately to Buyer, and hereby indemnifies, defends, and holds Buyer harmless from and against, all losses, expenses, costs, damages, claims, causes of action and/or liabilities that Buyer may sustain in connection with or as a result of
                                    (A) any Event of Default, (B) the exercise of any remedy by Buyer, (C) the liquidation of Purchased Securities and Additional Purchased Securities, (D) any claim by an Obligor with respect to a Contract or the conduct of the party originating, servicing, or holding the Contract, including as to all of the foregoing, by way of example and not of limitation, (i) any premium that Buyer may be required to pay for a replacement Contract, (ii) attorney's fees,
                                    (iii) expenses of hedging, (iv) interest on the foregoing at the rate determined in subparagraph (ii) above as of the date of determination of the foregoing amounts (provided that such interest shall not exceed the maximum rate, if any, permitted by law), (v) all costs, taxes and expenses incurred by Buyer in connection with the liquidation of a Purchased Security or Additional Purchased Security, (vi) any incidental or consequential damages that may be suffered by Buyer, Seller acknowledging its understanding that Buyer may have obligations to others with respect to Contracts which are the subject of a Transaction and that Buyer may face claims or damages as a result of an Event of Default or the liquidation of any such Purchased Securities or Additional Pur-chased Securities; (vii) any and all damages suffered by Buyer in connection with the liquidation, cancellation, diminution in value of, or any other loss on a related hedging transaction or position where the transaction entered into or the position taken is directly related to a Transaction between the parties, and the damages incurred result from Seller's breach of its obligations thereunder; and (viii) if Buyer has liquidated any Purchased Securities or Additional Purchased Securities by purchasing Contracts from or selling Contracts to others in either an actual or a deemed sale, the difference between the price actually received by it, or deemed to have been received by it, and the Repurchase Price of such Purchased Securities or Additional Purchased Securities.

                           (xv) Notwithstanding the exercise of any remedy or the liquidation of any Purchased Securities or Additional Purchased Securities hereunder, Seller shall remain liable for all of its remaining obligations hereunder to Buyer and all of Seller's representations, warranties, and covenants shall continue.

                          (xvi) If Seller does not pay Buyer any sums due hereunder when the same are due, Buyer may, in its sole discretion, and without waiver of any of its rights hereunder, and only upon written notice to Seller, permit such unpaid amounts to be carried as debit balances in Seller's account. Seller agrees to pay upon demand any and all such amounts, with interest thereon from the original date when due at a per annum rate equal to the rate determined in subparagraph (ii) above; provided that such interest shall in no event exceed the maximum rate, if any, permitted by law.

                         (xvii) Buyer may by notice to Seller, compel Seller to deliver any documents, Collections, or proceeds which Seller was obligated to deliver to Buyer pursuant to this Agreement which were not actually delivered by Seller.

                        (xviii) Buyer shall, without regard to the adequacy of the security for Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Contracts and Related Assets or any portion thereof, and collect the payments due with respect to the

                                    Contracts and Related Assets or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

                          (xix) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing to the extent and where permitted by applicable law, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Contracts and Related Assets, or from any other election of remedies so long as any such action taken by Buyer is in good faith and is commercially reasonable. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

                  (c) The occurrence and continuation of any one of the following events shall be a "Servicer Default" under this Agreement and the Custodial Agreement:

                            (i) The entry of a decree or order for relief by a court having jurisdiction in respect of Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or by other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Servicer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of Servicer and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days;

                           (ii) Servicer shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by Servicer of a voluntary case under the federal bankruptcy laws as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by Servicer to the appointment of, or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Servicer or of any substantial part of its property or the making by Servicer of an assignment for the benefit of creditors or the failure by Servicer generally to pay its debts as such debts become due or the taking of corporate action by Servicer in furtherance of any of the foregoing;

                          (iii) Servicer shall fail to make any payment, transfer or deposit, or to give instructions to make such payment, transfer or deposit, which is required under the Custodial Agreement;

                           (iv) Servicer shall fail to deliver a Servicer's Certificate in accordance with Section 3.5 of the Custodial Agreement;

                            (v)     Servicer shall default in the due
                                    performance and observance of any other
                                    material provision of any Related Document other than the provisions referred to in subsection (iii) and (iv) above and such default shall have continued for a period of five (5) days after the earlier to occur of
                                    (i) receipt by Servicer of written notice thereof or (ii) a responsible officer of Servicer shall have had actual knowledge thereof;

                           (vi) Any representation or warranty made by Servicer in any Related Document shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated; or

                          (vii) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Servicer and the same remains undischarged for a period of sixty
                                    (60) days during which execution of such judgment is not effectively stayed.

                           If a Servicer Default shall have occurred and Buyer
                  shall give Servicer notice that Servicer is terminated as Servicer, all of the rights and obligations of NAL Acceptance, as servicer, under the Custodial Agreement shall immediately terminate upon such notice. Notwithstanding any termination of the rights and obligations of Servicer, NAL Acceptance shall remain responsible for any acts or omissions to act by it as Servicer prior to such termination and shall cooperate with the parties hereto and Back-Up Servicer to effect an orderly transfer of servicing to any such Back-Up Servicer.

                  (d) The parties hereby agree that sales of Purchased Securities under Paragraph 11(d)(i) of the Repurchase Agreement shall be deemed to include and permit sales of Purchased Securities pursuant to a securities offering.

10. PAYMENTS IN TRUST. All payments which are received by Seller contrary to the provisions of the Related Documents shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller and shall be promptly remitted to Buyer.

11. TERM OF AGREEMENT. The last sentence of Paragraph 15 of the Repurchase Agreement is hereby deleted. The term of this Agreement shall be from the date first set forth above to May 6, 1998 (the "Termination Date").
                  On the Termination Date, all Transactions then outstanding shall be immediately terminated in accordance with the provisions of Paragraph 3 of these Additional Supplemental Terms.

12.               RECURRING REPORTS; POLICIES AND PROCEDURES.

                  (a) As soon as available, and in any event within the time required by rules and regulations promulgated under the 1934 Act, Seller shall furnish or cause to be furnished to Buyer the consolidated audited balance sheets of NAL Financial as of the end of such fiscal year and the consolidated audited statements of income, changes in shareholders' equity and cash flows of NAL Financial for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certification of such entity's independent accountants (who shall be a nationally recognized firm or otherwise acceptable to Buyer).

                  (b) As soon as available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of NAL Financial, Seller shall furnish or cause to be furnished to Buyer, the consolidated unaudited balance sheets of NAL Financial as of the end of such quarter and the consolidated unaudited statements of income, changes in the shareholders' equity and cash flows of NAL Financial for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certification of such entity's independent accountants (who shall be a nationally recognized firm or otherwise acceptable to Buyer).

                  (c) As soon as available, and in any event within 30 days after the close of each month, Seller shall furnish or cause to be furnished to Buyer the consolidated unaudited balance sheets of NAL Financial as of the end of such month and the consolidated unaudited statements of income and changes in the shareholders' equity of NAL Financial for the month then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding month, prepared in accordance with generally accepted accounting principles, consistently applied.

                  (d) Each delivery of Purchased Securities by Seller to Buyer hereunder will constitute a representation by Seller that there has been no material adverse change in Seller's, NAL Acceptance's or NAL Financial's business, results of operations, financial condition or prospects not disclosed to Buyer since the date of NAL Financial's most recent financial statement. Seller shall provide Buyer, from time to time at Seller's expense, with such information of a financial or operational nature respecting Seller, NAL Acceptance or NAL Financial as Buyer may reasonably request promptly upon receipt of such request.

                  (e) Not later than the tenth (10th) day of each month, Seller shall deliver such delinquency, repossession, liquidation or additional reports as Buyer may from time to time reasonably require.

                  (f) On or before the execution date of this Agreement, Seller and NAL Acceptance shall deliver to Buyer the following, each in form and substance satisfactory to Buyer; provided, that if the materials to be delivered by each of Seller and NAL Acceptance shall be identical, only one such Person shall be required to make the delivery: (i) the Underwriting Guide;
                  (ii) Servicing and Collections Policies and Procedures; (iii) Quality Control Policies and Procedures; (iv) Licensing Policies and Procedures; (v) Disaster Recovery Policies and Procedures; and (vi) Dealer Review, Approval, and Diligence Policies and Procedures (collectively, the "Policies and Procedures"). Seller and NAL Acceptance hereby agree to provide to Buyer amendments to the Policies and Procedures promptly upon the implementation of any amendments thereto.

                  (g) As soon as available, Seller shall furnish or cause to be furnished to Buyer annual budgets for each of Seller, NAL Acceptance and NAL Financial, and within 30 days after the close of each month, a report setting forth actual variances with respect to such budget projections.

                  (h) Seller shall furnish or cause to be furnished the Servicer's Certificate pursuant to Section 3.5 of the Custodial Agreement. Seller shall deliver or cause to be delivered to Buyer, Custodian, and Back-Up Servicer an annual statement as to performance of Servicer under, and compliance with, the Custodial Agreement during the preceding twelve-month (12) period as well as an annual independent public accountants' servicing report as to Servicer's compliance with its obligations to service the Contracts and such other reasonable audits or reports as Buyer, Custodian, or Back-Up Servicer may reasonably require from time to time.

13. MINIMUM AND MAXIMUM TRANSACTION AMOUNTS; MARGIN; ANNUAL COMMITMENT FEE; CLEAN-UP PROVISIONS. With respect to
                  Transactions:

                  (a) The minimum Repurchase Price of any Transaction shall be $500,000;

                  (b) The aggregate outstanding Repurchase Price for the Purchased Securities subject to the Agreement, together with any amounts owed to Buyer by Seller or any of its affiliates under any repurchase arrangement, at any one time shall not exceed $75,000,000 during the first 12 months and $100,000,000 during the second 12 months of this Agreement (the "Maximum Amount"). Notwithstanding the foregoing, this Agreement shall provide for a maximum amount available to Seller that, from time to time, is an amount less than the Maximum Amount (the "Periodic Maximum Amount"). The amount of the Periodic Maximum Amount will be an amount equal to
                           (i) during the first year of the Agreement, twenty-five million ($25,000,000), fifty-million ($50,000,000), or seventy-five million ($75,000,000), and (ii) during the remaining term of the Agreement, twenty-five million ($25,000,000), fifty-million ($50,000,000), seventy-five million ($75,000,000), or one-hundred million ($100,000,000). The Periodic Maximum Amount will be used for purposes of (i) determining the maximum permitted aggregate outstanding Repurchase Price for the Purchased Securities subject to the Agreement, and (ii) computing the Annual Commitment Fee. The initial Periodic Maximum Amount shall be twenty-five million ($25,000,000). Seller shall be required to provide Buyer with a thirty (30) day prior written notification of Seller's request to increase or decrease (as the case may be) the Periodic Maximum Amount. If Seller provides Buyer with the required prior written notification, Buyer shall be obligated to increase or decrease (as the case may be) the amount of the Periodic Maximum Amount to the amount requested by Seller provided that an Event of Default and/or a termination event has not occurred and is continuing; provided, however, that in no event shall Buyer be obligated (i) to increase the Periodic Maximum Amount to an amount that exceeds the Maximum Amount, and (ii) to decrease the Periodic Maximum Amount to an amount that results in a Periodic Maximum Amount of less than twenty-five million ($25,000,000).

                  (c) The percentage used to determine Buyer's Margin Amount shall be as mutually agreed upon by Buyer and Seller but in no event less than one hundred ten percent (110%);

                  (d) An annual commitment fee shall be paid by NAL Acceptance or Seller and shall be computed on a daily basis as the product of (i) the Periodic Maximum Amount then in effect, and (ii) a per annum commitment fee equal to one-half of one percent (.50%) (the "Annual Commitment Fee"). The Annual Commitment Fee shall be paid semiannually in semiannual installments, in arrears, commencing on the six-month (6) anniversary of the execution of this Agreement and any, and all, remaining semiannual installments shall become due and payable on the later to occur of (i) the Termination Date, and (ii) on such day that the aggregate outstanding Repurchase Price for the Purchased Securities subject to this Agreement is paid in full. However, if NAL Acceptance provides Enhancement, then the Annual Commitment Fee shall be computed as the product of (a) the Maximum Amount, and (b) a per annum commitment fee equal to one-quarter of one percent (.25%); and

                  (e) During any consecutive fifteen-month (15) period either (i) the aggregate outstanding Repurchase Price for the Purchased Securities subject to this Agreement shall be equal to or less than thirty percent (30%) of the Maximum Amount for at least ten (10) consecutive days or (ii) Seller and NAL Acceptance shall consummate one or more Permitted Sales of Portfolio Contracts involving one or more securitizations in an aggregate amount equal to or in excess of fifty million dollars ($50,000,000).

14.               REPURCHASE PRICE; PRICE DIFFERENTIAL.  The Repurchase
                  Price as of any date shall include that portion of the Price Differential that has accrued but has not been paid. The Price Differential shall accrue and be calculated for each Transaction, based on the actual number of days in a Collection Period and a 365-day year. The Price Differential shall be payable monthly in arrears to Buyer with respect to each Transaction on the earlier of each Payment Date or the termination date for the related Transaction. The Price
                  Differential for any Transaction shall accrue, as calculated above, on the Repurchase Price (a) if an Event of Default or Servicer Default has not occurred and the Advance Rate is ninety per cent (90%), at the sum of (i) the Base Rate, and (ii) a fixed spread equal to two and one-quarter percent (2.25%) per annum, or
                  (b) if an Event of Default or Servicer Default has not occurred and the Advance Rate is ninety-five percent
                  (95%), at the sum of (i) the Base Rate, and (ii) a fixed spread equal to two and one-half percent (2.50%) per annum and (c) if an Event of Default or Servicer Default has occurred and remains uncured, at the sum of (i) the Base Rate, and (ii) a fixed spread equal to seven and one-half percent (7.50%) per annum. If NAL Acceptance provides Enhancement, the Price Differential shall be computed as the sum of (i) the Base Rate, and (ii) a fixed spread equal to one and one-quarter percent (1.25%) per annum. Payment of the Price Differential to Buyer shall be made on said Payment Date no later than 1:00 p.m. New York time by wire transfer in immediately available funds pursuant to the wire instructions set forth on Exhibit G.

15.               ADDITIONAL INFORMATION.

                  (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in its possession pertaining to each Contract and the Related Assets, or any other Purchased Security that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutu-ally agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

                  (b) Seller shall provide Buyer with copies of all filings made by or on behalf of Seller, NAL Acceptance, NAL Financial or any Affiliate thereof, pursuant to the 1933 Act and the 1934 Act, promptly upon making such filings.

16. TRANSACTIONS OPTIONAL. Notwithstanding any other provision of the Agreement or the Custodial Agreement to the contrary, the initiation of each Transaction is subject to the approval of Buyer in its sole discre-tion. Without limiting the prior sentence, Buyer may reject any Security from inclusion in a Transaction hereunder on any reasonable basis.

17. CONDITIONS PRECEDENT. Buyer's first Transaction hereunder is subject to the condition precedent that Buyer shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated as of such date and in form and substance satisfactory to Buyer:

                        (a)     executed Agreement;

                        (b)     executed Sale and Purchase Agreement;

                        (c)     executed Custodial Agreement;

                        (d)     executed Guaranty Agreement;

                        (e) a certificate of an officer and the Secretary of each of Seller, NAL Acceptance, and NAL Financial certifying as to the following, which shall be attached to such certificate (i) copies of their respective articles or certificates of incorporation, (ii) copies of their respective bylaws, (iii) copies of the resolutions of their boards of directors approving the Agreement and the Related Documents to be delivered by them hereunder, respectively, and the transactions contemplated thereby, and (iv) the names and true signatures of the officers authorized on its behalf to sign the Agreement and the Related Documents to be delivered by them, respectively;

                        (f) a good standing certificate (or its equivalent) for each of Seller, NAL Acceptance, and NAL Financial issued by the Secretary of State of their respective states of incorporation;

                        (g) acknowledgment copies of effective financing statements (Form UCC-1), filed on or prior to the date of the initial Transaction, naming
                                (A) NAL Acceptance as debtor and Seller as secured party and Buyer as assignee and filed in connection with transactions contemplated by the Sale and Purchase Agreement, and (B) Seller as debtor and Buyer as secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of Buyer, desirable under the Uniform Commercial Code or any comparable law of all appropriate jurisdictions to perfect Buyer's interests in the Contracts and Related Assets;

                        (h) a search report provided in writing to Buyer listing all effective financing statements that name Seller, NAL Acceptance, and NAL Financial as debtor and that are filed in the jurisdictions in which filings were made pursuant to Paragraph 8(c)(xvi) and in such other jurisdictions that Buyer shall reasonably request, together with copies of such financing statements;

                        (i) favorable corporate authority, enforceability, perfection, "substantive consolidation" and "true sale" opinions of English, McCaughan & O'Bryan, P.A., counsel to Seller, NAL Acceptance, and NAL Financial in form and substance acceptable to Buyer and addressed and delivered to Buyer, substantially in the form attached as Exhibit D hereto;

                        (j) executed lockbox agreement with the lockbox bank and assignments of rights thereunder by Servicer to Buyer;

                        (k) evidence that each of the conditions precedent to the execution, delivery and effectiveness of each Related Document has been satisfied and that each Related Document is effective;

                        (l)     the Underwriting Guide and Policies and
                                Procedures;

                        (m) Seller's payment to Brown & Wood for Buyer's legal fees and disbursements incurred in connection with the negotiation and execution of the Agreement and Related Documents, in an amount equal to $60,000 plus disbursements; and

                        (n) such other or further documents as Buyer in its reasonable discretion shall require.

18. ADDITIONAL CONDITIONS. Seller shall cause each of the following conditions to occur:

                  (a) NAL Acceptance and NAL Financial shall have delivered to Buyer an undated letter to NAL Acceptance's and NAL Financial's archivist authorizing and directing such archivist to make available to Buyer and its agents all printouts and all computer software pertaining to the Securities; and

                  (b) Commencing on the earlier to occur of (i) the date that NAL Acceptance or its Affiliate completes a Permitted Sale involving its first securitization, and (ii) the date that the aggregate outstanding amount of Purchased Securities subject to this Agreement is equal to or greater than fifty million dollars ($50,000,000), NAL Acceptance shall engage an organization acceptable to Buyer to provide back-up servicing and collection services to NAL Acceptance and Seller, such approval not to be unreasonably withheld (the "Back-Up Servicer"). Back-Up Servicer shall have servicing and collections experience with respect to contracts similar to the Contracts subject to this Agreement and shall be acceptable to the Rating Agencies and the provider of any Enhancement.

19. REPURCHASE AND OTHER FINANCING TRANSACTIONS. Buyer may in its sole election engage in repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate or finance the Purchased Securities with one or more counterparties or lenders of Buyer's choice for any kind of financing in any manner whatsoever; provided, however, that no such transaction by Buyer shall relieve Buyer of its obligations to Seller in connection with the repurchase by Seller of any Purchased Securities in accordance with the terms of this Agreement; provided further, however, that Buyer shall be obligated at all times to remain the sole representative of such counterparties or lenders for purposes hereunder and shall be entitled to make any and all decisions with respect to the Transactions hereunder without the vote of such counterparties or lenders.

20. CONSENT TO JURISDICTION AND JURY WAIVER. THE PARTIES IRREVOCABLY AGREE TO SUBMIT TO THE PERSONAL JURISDIC-TION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THAT THE EXCLUSIVE VENUE OF ALL ACTIONS AND PROCEEDINGS, EXCEPT A PROCEED-ING FOR ENFORCEMENT OF A JUDGMENT, SHALL BE IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE PARTIES IRREVOCABLY WAIVING ANY OBJECTION THERETO. IF, FOR ANY REASON, FEDERAL JURISDICTION IS NOT AVAILABLE, AND ONLY IF FEDERAL JURISDICTION IS NOT AVAILABLE, THE PARTIES IRREVOCABLY AGREE TO SUBMIT TO THE PERSONAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND THAT THE EXCLUSIVE VENUE OF ALL ACTIONS AND PROCEEDINGS, EXCEPT A PROCEEDING FOR THE ENFORCEMENT OF A JUDGMENT, SHALL BE IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, THE PARTIES IRREVOCABLY WAIVING ANY OBJECTION THERETO. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT RELATED HERETO.

21. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

22. FURTHER ASSURANCES. Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgements, agreements, powers and instruments as are required by Buyer to carry into effect the purposes of this Agreement, to perfect the interests of Custodian in the Contracts and the Related Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

23. BINDING TERMS. All of the representations, warranties, covenants, stipulations, promises and agreements in the Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto, whether expressed or not.

24. NOTICES AND OTHER COMMUNICATIONS. Any provision of Paragraph 13 of the Repurchase Agreement to the contrary notwithstanding, any notice required or permitted by the Agreement shall be in writing (including telecopy) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in Annex II attached hereto.

25. FEES AND DISBURSEMENTS. Seller shall promptly pay all fees and expenses (including without limitation those of counsel and accountants) incurred by Buyer and Custodian in entering into, amending or enforcing the Related Documents to which it is a party and the Transactions.

         IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                      CARGILL FINANCIAL SERVICES
                                         CORPORATION, as Buyer


                                      By: /s/ DAVID A. METZGER
                                          ------------------------
                                          Name:
                                          Title:


                                      AUTORICS, INC., as Seller

                                      By:  /s/ DENNIS R. LaVIGNE
                                          ------------------------
                                          Name:  Dennis R. LaVigne
                                          Title: Vice President

                                                                       EXHIBIT A


_____________ ___, 1996



Cargill Financial Services Corporation
6000 Clearwater Drive
Minnetonka, Minnesota  55343-9497
Attn:  Structured Finance Funding Desk

                           NAL ACCEPTANCE CORPORATION
                            NAL FINANCIAL GROUP INC.

                                Limited Guaranty

               Master Repurchase Agreement Dated as of May , 1996

Gentlemen:

         1. For value received and in accordance with the terms of the Master Repurchase Agreement, dated as of May ___, 1996 (the "Repurchase Agreement") between Cargill Financial Services Corporation, as buyer ("Buyer"), and Autorics, Inc., as seller ("Seller"), NAL Acceptance Corporation ("NAL Acceptance") and NAL Financial Group Inc. ("NAL Financial") hereby, jointly and severally, unconditionally and irrevocably guarantee payment and performance to Buyer, or any successor in interest of Buyer, of all amounts and performance due to Buyer under the Repurchase Agreement or the Multi-Party Custodial and Servicing Agreement, dated as of May ___, 1996 (the "Custodial Agreement") among Buyer, Seller and Bankers Trust Company, as Custodian; provided, however, the maximum amount payable to Buyer, hereunder, shall not exceed the lesser of (i) the sum of (a) the product of (1) fifteen percent (15%), and (2) the Maximum Amount, (b) accrued and unpaid interest under the Repurchase Agreement, (c) accrued and unpaid Annual Commitment Fees, and (d) accrued and unpaid Buyer expenses, if any, and (ii) fifteen million dollars ($15,000,000). Buyer or Bankers Trust Company, as custodian under the Custodial Agreement ("Custodian"), may make demands under this Guaranty for such amounts and performance from time to time. NAL Acceptance and NAL Financial hereby represent that their obligations hereunder do and shall rank pari passu with all unsecured and unsubordinated indebtedness of NAL Acceptance and NAL Financial, as applicable. Terms used and not defined herein shall have the meanings assigned in the Repurchase Agreement and the Additional Supplemental Terms (the "Additional Supplemental Terms") thereto dated as of May ___, 1996.

         2. Payments and performance required under this Guaranty shall be payable and performed whenever any amount or performance guaranteed hereunder has not been promptly made to Buyer in accordance with the Repurchase Agreement or the Custodial Agreement, without regard to any stay or delay with respect to such payment or performance permitted or required by bankruptcy or any other applicable law. Neither Buyer nor Custodian on behalf of Buyer shall be required to realize upon any Purchased Security or other security or exercise any remedies prior to making a demand under this Guaranty. All payments due hereunder shall be paid in immediately available funds after demand no later than 1:00 p.m. New York time on the second (2nd) Business Day following the date of such demand.

         3. Demand shall be made in writing to the address specified in this paragraph or by presentation of facsimile documentation at (305) 938-8209, or such other number or name as NAL Acceptance or NAL Financial may require and documentation shall be followed by original documentation as soon as reasonably practicable to NAL Acceptance's or NAL Financial's office located at 500 Cypress Creek Road West, Suite 590, Fort Lauderdale, Florida 33309, or such other number or name which may be designated by NAL Acceptance or NAL Financial by written notice delivered to Custodian.

         4. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. Communications with respect to this Guaranty other than requests for payment pursuant to a notice referred to in the preceding paragraph shall also be addressed to NAL Acceptance and NAL Financial at 500 Cypress Creek Road West, Suite 590, Fort Lauderdale, Florida 33309, specifically referring to this Guaranty.

         5. NAL Acceptance and NAL Financial hereby waive all rights of subrogation, contribution, reimbursement, indemnity or otherwise, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment or performance by NAL Acceptance or NAL Financial pursuant to the provisions of this Guaranty and agrees for the benefit of each of Seller's creditors that any such payment by it shall constitute a contribution of capital by NAL Acceptance or NAL Financial, as applicable, to Seller.

         6. As further security for this Guaranty and to secure all of Seller's obligations to Buyer, NAL Acceptance and NAL Financial hereby grant a present security interest in and transfers and assigns to Buyer (a) any and all interest, if any, it may now or hereafter have in the Purchased Securities (as defined in the Repurchase Agreement) until such securities have been sold or otherwise disposed of by Buyer, and (b) all claims and demands, presently existing or hereafter accrued thereon, and any and all collateral or security NAL Acceptance and NAL Financial now has or may hereafter have or acquire against Seller with respect to the Securities or any of them with full right on the part of Buyer in its own name or in the name of NAL Acceptance and NAL Financial to collect and enforce such claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, and to vote in any proceedings for the arrangement of debts at any time proposed, and NAL Acceptance and NAL Financial hereby irrevocably appoint Buyer as attorney-in-fact for NAL Acceptance and NAL Financial for the purpose of such enforcement and for the purpose of endorsing in the name of NAL Acceptance and NAL Financial any instrument for the payment of money.

         7. In the event that any representation or warranty made by Seller or by NAL Acceptance or NAL Financial in the Related Documents shall be false or misleading in any material respect, there shall be immediately due from NAL Acceptance and NAL Financial to Buyer the loss, cost, damage or expense incurred by Buyer by reason of such representation or warranty being false or misleading in any material respect.

         8. In the event that Buyer for any reason whatsoever shall deem it necessary to enforce this Guaranty or of any rights hereunder or otherwise, there shall be immediately due from NAL Acceptance and NAL Financial to Buyer, all losses, costs, damages, expenses, claims and liabilities associated with such enforcement, including but not limited to, reasonable attorneys' fees and disbursements, together with all costs and expenses of any related action.

         9. NAL Financial and NAL Acceptance each covenants as follows:

         (a) Net Worth. NAL Financial shall not permit the sum of its net worth, determined in accordance with generally accepted accounting principles ("Net Worth") to become less than six million dollars ($6,000,000).

         (b) Other Liens or Interests. Except for the conveyances under the Related Documents, neither NAL Financial nor NAL Acceptance will sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on any interest in the Contracts or the Related Assets, including, without limitation, any option to buy or right to receive income with respect to the Contracts, and each of NAL Financial and NAL Acceptance shall defend the right, title, and interest of Buyer in, to and under such Contracts and Related Assets against all claims of third parties claiming through or under NAL Financial or NAL Acceptance.

         (c) Notice of Material Adverse Change. Promptly upon becoming aware thereof, each of NAL Financial and NAL Acceptance shall give Buyer notice in writing of any material adverse change or event or condition that may have a material adverse change, in the business, results of operations, financial condition or prospects of NAL Financial or NAL Acceptance, or any other affiliate of NAL Financial, as the case may be, or which may adversely affect the collectibility of any of the Contracts or the ability of Servicer to service such Contracts or the ability of NAL Acceptance, Servicer, or Seller to perform its or their respective obligations under the Related Documents.

         (d) Preservation of Corporate Existence. NAL Financial and NAL Acceptance shall preserve and maintain their respective corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of Buyer hereunder or (ii) the ability of Seller, NAL Financial or NAL Acceptance to perform their obligations under any Related Document to which it is a party.

         (e) Compliance with Laws. NAL Financial and NAL Acceptance shall comply in all material respects with all laws, rules, statutes, regulations, decrees, and orders of, and all applicable restrictions imposed by, all governmental bodies applicable to NAL Financial and NAL Acceptance, their businesses and properties, and the Contracts.

         (f) Enforceability of Obligations. Each of NAL Financial and NAL Acceptance shall take such actions as are within its power to ensure that, with respect to each Contract, the obligation of any related Obligor to pay the unpaid balance of such Contract in accordance with the terms thereof remain legal, valid, binding and enforceable against such Obligor.

         (g) Books and Records. NAL Acceptance shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records regarding the Contracts in the event of the destruction of any original records thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Contracts (including, without limitation, records adequate to permit the identification of all collections and adjustments to each existing Contract). NAL Acceptance shall, in its files and other books and records with respect to the Portfolio Contracts, note that each Portfolio Contract has been sold to Buyer.

         (h) Fulfillment of Obligations. NAL Acceptance will duly observe and perform or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Related Documents and the Contracts, and will duly observe and perform all material provisions, covenants and other promises required to be observed by them under the contracts related to the Contracts, will do nothing to impair the right, title and interest of Buyer in and to the Contracts and Related Assets and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Contracts and their creation and satisfaction.

         (i) Litigation. As soon as possible, and in any event within three (3) Business Days of NAL Acceptance's or NAL Financial's knowledge thereof, NAL Acceptance or NAL Financial as the case may be, shall give Buyer written notice of (i) any litigation, investigation or proceeding against NAL Financial or NAL Acceptance or any other affiliate of NAL Financial which may exist at any time which could have a material adverse effect on the business, financial condition, results of operations or prospects of such entity or impair the ability of such entity to perform its obligations under any Related Document or materially and adversely effect the collectibility or servicing of any of the Contracts and
(ii) any material adverse development in any such previously disclosed litigation.

         (j) Access to Books and Records. NAL Financial and NAL Acceptance shall provide to Buyer access to their files, documents, books, records, accounts, correspondence and other records, including the Contract Files, with respect to the Contracts and other motor vehicle retail installment sale contracts owned or serviced for its own account or the account of others, but only upon reasonable written request, during normal business hours and at the expense of Buyer or, if either NAL Financial or NAL Acceptance is in default of its obligations under a Related Document, NAL Financial and NAL Acceptance.

         (k) Merger or Consolidation of NAL Financial or NAL Acceptance. Any Person into which NAL Financial or NAL Acceptance may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which such entity shall be a party, or any Person succeeding to the business of such entity, shall be the successor of such entity hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no such merger or consolidation shall occur unless Buyer is provided with one hundred twenty (120) days prior written notice.

         (l) No Assignment. Except in connection with a merger or reorganization of NAL Financial or NAL Acceptance or a sale of all or substantially all of such entity's assets, neither NAL Financial nor NAL Acceptance shall assign this Agreement except with the prior written consent of Buyer.

         (m) Monthly Reports. NAL Financial and NAL Acceptance shall deliver or cause to be delivered to Buyer on each Payment Date, or more frequently if possible, a report setting forth the following information, separately stated for all motor vehicle installment sale contracts and loans serviced by NAL Acceptance on the one hand, and all Portfolio Contracts on the other hand, as applicable: (i) the number of Contracts subject to such Transaction; (ii) the aggregate of payments received on such Contracts during the related Collection Period allocable to principal; (iii) the aggregate of payments received on such Contracts during the related Collection Period allocable to interest; (iv) the aggregate principal balance of such Contracts as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal on such day; (v) the weighted average contract rate of such Contracts as of the beginning of the related Collection Period; (vi) the amount (and number) of such delinquencies 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days and 121 or more days as of the end of the preceding Collection Period; (vii) the percentage of such Contracts secured by new Financed Vehicles, and the percentage of Contracts secured by used Financed Vehicles as of the beginning of the related Collection Period; (viii) gross charge-offs, recoveries and net losses for the related Collection Period; (ix)
(a) the number and aggregate principal balance of all Contracts in respect of which the related Financed Vehicle has been repossessed during the related Collection Period and (b) the number and aggregate principal balance of all Contracts that were liquidated (otherwise than pursuant to a voluntary prepayment) during such Collection Period; (x) first payment defaults for the preceding Collection Period; (xi) Obligor bankruptcy filings for the preceding Collection Period; (xii) repossession and liquidation expenses for the preceding Collection Period; (xiii) deficiency and recovery expenses for the preceding Collection Period; (xiv) prepayments and prepayment fees for preceding month;
(xv) the calculations (including the information necessary to do such calculations), in reasonable detail, showing whether or not an Event of Default has occurred pursuant to each of clauses (xvii) through (xxvii) of Paragraph 9(a) of the Additional Supplemental

Terms to the Repurchase Agreement; and (xvi) (a) the acceleration of any debt obligation or the termination of any credit facility of Seller, Servicer or NAL Financial, respectively, if any; (b) the amount and maturity of any such debt assumed after the date hereof, if any; (c) any adverse developments with respect to pending or future litigation involving Seller, Servicer or NAL Financial, respectively, if any; (d) any other developments which might materially and adversely affect the financial condition of Seller, Servicer or NAL Financial.

         (n) Collections on Contracts. NAL Financial shall hold in trust for Buyer any collections in respect of the Contracts that are, for any reason, received by it otherwise than in accordance with the Related Documents, shall hold such collections segregated from its own funds and shall promptly remit such collections to the Collection Account as required under the Related Documents.

         (o) Other Information. NAL Financial and NAL Acceptance agree to provide to Buyer all information regarding their respective operations and practices as Buyer shall reasonably request in writing. In addition, NAL Acceptance agrees to provide to Buyer copies of all written manuals or instructions of NAL Acceptance with respect to the origination, servicing, collection, repossession/resale and recovery of Financed Vehicles, including, without limitations, the program guidelines for a state or states (collectively, the "Procedures Manuals"). NAL Acceptance shall agree to provide a schedule showing maximum annual percentage rates permitted on Contracts, by state and shall update such schedule to reflect changes in such maximum rates.

         10. Each of NAL Acceptance and NAL Financial represents and warrants to Buyer, and shall on and as of the Purchase Date for any Transaction be deemed to represent and warrant, as follows:

         (a) Each of NAL Acceptance and NAL Financial is duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and Delaware, respectively, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and has had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Contracts.

         (b) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its businesses shall require such qualifications, licenses or approvals.

         (c) It has the power and authority to execute and deliver the Related Documents and to carry out their respective terms. NAL Acceptance has full power and authority to sell the Contracts to Seller.

         (d) The consummation of the transactions contemplated by the Related Documents and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of each, or any indenture, agreement, or other instrument to which each is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument, other than the Related Documents, nor violate any law or any order, rule, or regulation applicable to each of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over each or its properties.

         (e) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over each entity or its respective properties: (i) asserting the invalidity of a Related Document; (ii) seeking to prevent the consummation of any of the transactions contemplated by a Related Document; or (iii) seeking any determination or ruling that may have a material adverse change in the business, results of operations, financial condition or prospects of each entity, or the performance by each entity of its respective obligations under, or the validity or enforceability of, a Related Document.

         (f) All approvals, authorizations, consents, orders or other actions or registrations with any Person or any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of the Related Documents, the performance of the transactions contemplated by the Related Documents and the fulfillment of the terms hereof and thereof have been obtained.

         11. This Guaranty sets forth in full NAL Acceptance's and NAL Financial's undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein other than any request for payment hereunder and the Repurchase Agreement and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for requests for payment pursuant to a Notice and the Repurchase Agreement.

         12. NAL Acceptance and NAL Financial hereby waive the right of trial by jury in any litigation arising hereunder and also waives the right in any such litigation, to impose counterclaims or set-offs of any kind or description unless such counterclaim or set-off is compulsory or mandatory in nature under the New York Civil Practice Law and Rules. NAL Acceptance and NAL Financial further agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Guaranty.

         13. The obligations of NAL Acceptance and NAL Financial under this Guaranty are irrevocable, primary, absolute and unconditional and shall be paid or performed strictly in accordance with this Guaranty under all circumstances irrespective of:

         (a) any lack of validity or enforceability of, or any amendment or other modification of, or waiver, with respect to any of the Related Documents or the Transactions;

         (b) any exchange or release of any other obligations hereunder;

         (c) the existence of any claim, set-off, defense, reduction, abatement or other right that Buyer or Seller may have at any time against either of NAL Acceptance or NAL Financial or any other Person;

         (d) any document presented in connection with the Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

         (e) any payment by either of NAL Acceptance or NAL Financial under the Guaranty against presentation of a certificate or other document that does not strictly comply with terms of the Guaranty; and

         (f) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, Buyer or Seller in respect of any of the Related Documents.

         Neither the failure of Seller or Buyer to perform any covenant or obligation in favor of NAL Acceptance or NAL Financial (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against Seller or Buyer or any other person shall in any way affect or limit NAL Acceptance's or NAL Financial's obligations under this Guaranty. If an action or proceeding to enforce this Guaranty is brought, the beneficiary shall be entitled to recover from NAL Acceptance or NAL Financial costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.


                                        NAL ACCEPTANCE CORPORATION


                                        By______________________________
                                             Name:
                                             Title:


                                        NAL FINANCIAL GROUP INC.


                                        By_______________________________
                                             Name:
                                             Title:

Accepted:

CARGILL FINANCIAL SERVICES
  CORPORATION


By________________________________
    Name:
    Title:

                                                                       EXHIBIT B


                           FORM OF TRANSACTION REQUEST


Cargill Financial Services Corporation
Attention:  Structured Finance Funding Desk
6000 Clearwater Drive
Minnetonka, MN  55343-9497

Gentlepersons:

         We (i) hereby deliver the List of Contracts, and (ii) hereby deliver a Computer Tape in computer readable form (dbf format) or Lotus Worksheet with respect to the Contracts set forth on the List of Contracts attached hereto as Appendix I to you pursuant to the Master Repurchase Agreement between Cargill Financial Services Corporation and Autorics, Inc. dated as of May __, 1996 (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement, and the undersigned hereby requests a Transaction pursuant thereto.

                                          Very truly yours,


                                          AUTORICS, INC.,
                                            as Seller


                                          By:___________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C

                              FORM OF CONFIRMATION

______________ ___, 199__

Autorics, Inc.
500 Cypress Creek Road West
Suite 590
Fort Lauderdale, Florida 33309

Confirmation No.:___________________

Gentlepersons:

         We have received your Transaction Request with respect to the Contracts listed in Appendix I hereto. This letter evidences our agreement to purchase from you Contracts, pursuant to the Master Repurchase Agreement between Cargill Financial Services Corporation and Autorics, Inc., dated as of May __, 1996 (the "Agreement"), as set forth below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

                  Confirmation Date:         ____________________________

                  Cut-off Date:              ____________________________

                  Purchased Securities:     See List of Contracts attached
                                            as Appendix I hereto, with
                                            such revisions thereto as are
                                            needed thereon.

                  Number of Contracts:      _____________________________

                  Aggregate principal
                  balance of Contracts
                  as of Cut-off Date:       _____________________________

                  Purchase Price:           _____________________________

                  Price Differential:       _____________________________

                  Repurchase Date:          _____________________________

                  First Payment Date:       _____________________________

                  Advance Rate
                  Percentage:               _____________________________

                  Percentage used to
                  determine Buyer's
                  Margin Amount:            _____________________________

CARGILL FINANCIAL SERVICES
  CORPORATION, as Buyer


By:_________________________________

Name:_______________________________

Title:______________________________



Agreed to as of _________ ___, 199___

AUTORICS, INC., as Seller


By:_________________________________

Name:_______________________________

Title:______________________________

                                                                       EXHIBIT D


                          OPINION OF COUNSEL TO SELLER





                                     D-1-1

         1. NAL Acceptance is a corporation duly organized, validly existing and in good standing under the laws of Florida and has corporate power and authority to enter into and perform its obligations under the Sale and Purchase Agreement, the Custodial Agreement and the Guaranty. NAL Acceptance is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of NAL Acceptance and its subsidiaries, considered as a whole.

         2. NAL Financial is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has corporate power and authority to enter into and perform its obligations under the Guaranty and the Custodial Agreement. NAL Financial is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of NAL Financial and its subsidiaries, considered as a whole.

         3. The Related Documents have been duly authorized, executed and delivered by NAL Acceptance and NAL Financial, as applicable, and constitute valid and legally binding obligations of NAL Acceptance and NAL Financial, as applicable, enforceable against NAL Acceptance and NAL Financial, as applicable, in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

         4. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by NAL Acceptance or NAL Financial, as applicable, for the consummation of the transactions contemplated by the Related Documents.

         5. The consummation of any of the transactions contemplated by the Related Documents will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of NAL Acceptance or NAL Financial, as applicable, or the terms of any indenture or other agreement or instrument known to us to which NAL Acceptance or NAL Financial, as applicable, is party or bound, nor violate any law or any order known to such counsel to be applicable to NAL Acceptance or NAL Financial, as applicable, or any regulations applicable to NAL Acceptance or NAL Financial, as applicable, of any state or

                                      D-1-2
federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over NAL Acceptance or NAL Financial, as applicable.

         6. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving NAL Acceptance or NAL Financial, as applicable, or relating to the transactions contemplated by the Related Documents.

         7. The transfer from time to time of the Contracts by NAL Acceptance to Seller and the transfer of Contracts by Seller to Custodian should not be voidable as a fraudulent transfer under the United States Bankruptcy Code (Title 11, U.S.C.) or Florida Law.

         8. Each of NAL Acceptance and NAL Financial is duly registered as a sales finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law and has obtained all other licenses and governmental approvals in each jurisdiction to the extent such licenses and approvals are required.

         9. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has corporate power and authority to enter into and perform its obligations under the Repurchase Agreement and the Custodial Agreement. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller.

         10. The Repurchase Agreement and the Custodial Agreement have each been duly authorized, executed and delivered by Seller, and each constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

         11. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by the Repurchase Agreement or the Custodial Agreement.


                                      D-1-3

         12. The consummation of any of the transactions contemplated by the Repurchase Agreement and the Custodial Agreement will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of Seller or the terms of any indenture or other agreement or instrument known to such counsel to which Seller is a party or bound, nor violate any law or any order known to such counsel to be applicable to Seller or any regulation applicable to Seller, of any state or federal court, regulation applicable to Seller, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

         13. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transactions contemplated by the Repurchase Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on Buyer or any person or entity to whom Buyer sells Contracts under a repurchase arrangement.

         14. Upon delivery of Contracts as required by the Custodial Agreement, the conveyance from time to time of Contracts described on the List of Contracts by Seller to Custodian will create a "security interest", as such term is defined in Florida Statutes 671.201(37), in such Contracts, which security interest will be valid and enforceable in accordance with the terms of such Custodial Agreement, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally applicable to Seller and to general principles of equity (regardless of whether considered in a proceeding in equity or at law). Subject to the filing of continuation statements, such security interest will upon delivery of the applicable List of Contracts be perfected and Custodian's security interest will be a first priority perfected security interest.

         15. Buyer has a valid, first priority perfected security interest in Financed Vehicles.

         16. Seller is duly registered as a sales finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law and has obtained all other licenses and governmental approvals in each jurisdiction to the extent such licenses are required.

         17. If NAL Acceptance became a debtor under the Code, the transfer by NAL Acceptance to Seller from time to time of Contracts and the proceeds thereof would ultimately be characterized, by a court exercising reasonable judgment under existing statutes and judicial precedents, as a true sale,


                                      D-1-4
sufficient to remove the Contracts and the distributions thereon and proceeds thereof from NAL Acceptance's estate for the purposes of Section 541 of the Code (11 U.S.C. section 541) in the event NAL Acceptance became a debtor under the Code, and Section 362(a) of the Code (11 U.S.C. section 362(a)) would not apply to the Contracts and the distributions thereon and proceeds thereof in such an insolvency proceeding relating to NAL Acceptance (except that such counsel need express no opinion as to proceeds of Contracts held by NAL Acceptance on the date NAL Acceptance were to become a debtor under the Code).

         18. In the event NAL Acceptance became a debtor under the Code, a court exercising reasonable judgment under existing statutes and precedents should not order that the assets and liabilities of Seller be consolidated with those of NAL Acceptance based upon any legal theory currently recognized under applicable law and applicable to the circumstances, including (i) state laws disregarding the separateness of a corporation and its stockholders or (ii) any equitable doctrine analogous to the bankruptcy law doctrine of substantive consolidation.

         19. The Contract forms, copies of which are attached hereto, comply with the requirements of Federal and Florida law, including without limitation consumer protection laws.


                                      D-1-5

                                                                       EXHIBIT E


                            FORM OF DEALER AGREEMENTS

                                                                       EXHIBIT F


                    CREDIT DEPARTMENT POLICIES AND PROCEDURES

                                                                       EXHIBIT G


                                WIRE INSTRUCTIONS


Buyer Wire Instructions:

                  Bank:                     Citibank, N.A. New York
                  Address:                  Citibank Global Cash Management
                                            100 Court Square
                                            Long Island City, New York 11120
                  ABA Number:               021000089
                  Account Number:           40567992
                  For the credit of:        CFSC Clg


Seller Wire Instructions:

                  Bank:                     Sun Bank
                  Address:                  Fort Lauderdale, Florida


                  ABA Number:               067006076
                  Account Number:           417006210527
                  For the credit of:        NAL Acceptance Corporation

                                   Schedule I

                         (i) Due Authorization Execution, and Delivery. The execution, delivery and performance of the Related Documents and the consummation of the transactions provided for therein have been duly authorized by Seller by all necessary action on the part of Seller and the Related Documents have been duly executed and delivered by Seller.

                        (ii) No Violations. The consummation of the transactions contemplated by the Related Documents and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of Seller, or any indenture, agreement, or other instrument to which Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument, other than the Related Documents, nor violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or its properties.

                       (iii) Binding Obligation. Each of the Related Documents to which it is a party constitutes a legal, valid and binding obligation of Seller, enforceable against Seller, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). It is the intention of Seller that, and Seller hereby represents and warrants that, the transfer and assignment herein contemplated constitutes a sale of the Contracts from Seller to Buyer and that the beneficial interest in and title to the Contracts will not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law.

                        (iv) Eligibility of Contracts. Seller hereby represents and warrants to Buyer that as of each Purchase Date and with respect to the Contracts in a Securitized Contract Group, as of the related Securitized Closing Date:

                           (A) Characteristics of Contracts. Each Contract (1)
                  shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall be payable in United States dollars, shall have been fully and properly executed by the parties thereto, shall have been purchased from a Dealer under an existing Dealer Agreement and sold by NAL Acceptance to Seller pursuant to the Sale and Purchase Agreement (which Dealer had all necessary licenses and permits to originate such Contract and qualified for participation in NAL Acceptance's non-prime vehicle finance program) and shall have been validly sold and assigned by Seller to Buyer, (2) shall have been purchased by NAL Acceptance in the ordinary course of its business, (3) shall have created or shall create a valid, subsisting, and enforceable first priority perfected security interest in favor of NAL Acceptance in the Financed Vehicle, which security interest has been assigned by NAL Acceptance to Seller and by Seller to Buyer and all filings (including, without limitation, UCC filings) have been made and all other actions taken that are necessary to provide Buyer a first priority perfected security interest in the Contracts and the proceeds thereof, (4) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (5) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Contract may be minimally different from the level payment) that fully amortize the amount financed by maturity date and yield interest at the rate specified in the Contract,
                  (6) shall permit either partial or full prepayment of such Contract without penalty or premiums, (7) is (a) not delinquent for more than twenty (20) days on either the date that NAL Acceptance purchased the Contract from the Dealer, or the date NAL Acceptance sold the Contract to Seller, and (b) not more than ninety (90) days delinquent at any time while financed under the Agreement; and (8) has (a) an effective annual percentage interest rate equal to or greater than fifteen percent (15%), (b) an unpaid balance equal to or greater than $3,000 and equal to or less than $35,000, (c) a remaining maturity equal to or greater than twelve (12) months and equal to or less than seventy-two (72) months, (d) an original maturity equal to or greater than twelve (12) months and equal to or less than seventy-two (72) months, (e) a down payment equal to or greater than ten percent (10%), and (f) an advance rate as set forth in the underwriting guidelines attached hereto as Exhibit F.

                           (B) No Government or Foreign Obligor. None of the
                  Contracts shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State. All of the Contracts shall be due from Obligors who are citizens, or legal resident aliens, of the United States of America.

                           (C) Contracts in Force. No Contract shall have been
                  satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Contract in whole or in part.

                           (D) No Waiver. No provision of a Contract shall have been waived.

                           (E) No Defenses. No right of rescission, set-off,
                  counterclaim, or defense shall have been asserted or threatened with respect to any Contract.

                           (F) No Liens. No liens or claims shall have been
                  filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Contract.

                           (G) No Default or Charge-off. Except for payment
                  defaults continuing for a period of not more than 20 days, no default, breach, violation, or event permitting acceleration under the terms of any Contract shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Contract shall have arisen; and Seller shall not have waived any of the foregoing; and no Contract shall have been charged off in whole or in part as of the Purchase Date.

                           (H) Insurance. Seller shall have determined that the
                  Obligor, at the time of origination of its Contract, obtained physical damage insurance covering the Financed Vehicle in an amount at least equal to the lesser of its maximum insurable value and the amount financed under such Contract and with appropriate deductibles in accordance with the underwriting guidelines and that such physical damage insurance is still in full force and effect.

                           (I) Title. No Contract has been sold, transferred,
                  assigned, or pledged by NAL Acceptance to any Person other than Seller or by Seller to any Person other than Buyer or, if any such sale, transfer, assignment or pledge to any such Person has occurred, such Contract has been sold, transferred or assigned back to NAL Acceptance or Seller, as applicable, free and clear of all liens, encumbrances, security interests and rights of others. Immediately prior to the sale herein contemplated, Seller had good and marketable title to each Contract free and clear of all liens, encumbrances, security interests, and rights of others and, immediately upon the sale thereof, Buyer shall have good and marketable title to each Contract, free and clear of all liens, encumbrances, security interests, and rights of others; and, as of the Purchase Date such sale to Buyer has been perfected under the UCC.

                           (J) Valid Assignment. No Contract shall have been
                  originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Contract under the applicable Dealer Agreement, or this Agreement shall be unlawful, void, or voidable. Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Contracts and has not entered into any agreement which prohibits, restricts or conditions the assignment of any Dealer Recourse.

                           (K) Prior Financing Statements. Except as described
                  in the Intercreditor Agreement dated as of December 20, 1995 among NAL Acceptance, Seller, Cargill Financial Corporation (Florida), Fairfax Savings, FSB, General Electric Capital Corporation, Greenwich Capital Financial Products, Inc. and Buyer, and amended as of May 1, 1996, as of the related Purchase Date other than financing statements naming NAL Acceptance as "seller/debtor" and Seller as "purchaser/secured party," there is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or registered in any public office filed by NAL Acceptance or Seller or purporting to be filed on behalf of NAL Acceptance or Seller covering any interest of any kind in the

                  Contracts or intended so to be, except those in favor of Buyer.

                           (L) One Original. There shall be only one original
                  executed copy of each Contract and such Contract shall be in the possession of Custodian.

                           (M) Vehicles. Each Financed Vehicle shall have been a
                  new or used automobile, van or light truck at the time the related Obligor executed the Contract. As of the related date of origination, no Financed Vehicle has mileage in excess of 105,000 miles recorded on its odometer. No Financed Vehicle is in repossession status.

                           (N) Maximum Amount Financed. No Contract that
                  satisfies Tier 1 of the underwriting guidelines in Exhibit F hereto shall have a maximum amount financed that exceeds $40,000; no Contract that does not satisfy Tier 1 of such underwriting guidelines shall have a maximum amount financed in excess of $30,000.

                           (O) Security Interest in Financed Vehicle.
                  Immediately prior to the sale, assignment, and transfer thereof, each Contract shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Seller as secured party and, upon the sale thereof to Buyer on the related Purchase Date, Buyer shall have a valid and effective assignment of such security interest.

                           (P) No Extensions. Except to the extent provided in
                  NAL Acceptance's Collection Department Manual, the number of scheduled payments shall not have been extended on any Contract on or before the Purchase Date.

                           (Q) Credit Policies.  Each Contract has been
                  originated in compliance with the Credit Department Policies and Procedures set forth in Exhibit F hereto.

                           (R) Scheduled Payments.  Each Contract shall have
                  a first scheduled payment due on or prior to 45 calendar days after the origination thereof.

                           (S) Method of Amortization. All allocations of
                  payments with respect to each Contract to principal and interest, and determinations of periodic charges and the like, shall be made using the rule of 78's method, the actuarial method or the simple interest method, based on a 360-day year consisting of twelve 30-day months. Each payment on a Contract shall be applied first to the amount of interest accrued on such Contract and then to reduce the principal amount outstanding on the Contract.

                           (T) Dealer Default. No Contract shall be subject to a
                  repurchase obligation under the terms of the related Contract or Dealer Agreement by a Dealer, an affiliate of the Dealer or any other entity which repurchase obligation has not been satisfied within 30 calendar days after the occurrence of an event triggering such repurchase obligation.

                           (U) Schedule of Contracts. The information set forth
                  in the List of Contracts and any other information in respect of a Contract given by Seller to Buyer is true and correct as of the close of business on the related Purchase Date.

                           (V) Compliance with Applicable Law. Each Contract
                  complied at the time it was originated and, at its Purchase Date and Securitized Closing Date complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including without limitation usury laws, local licensing, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair
                  Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws.

                           (W) Binding Obligation. Each Contract represents the
                  genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms. No Obligor is subject of a current bankruptcy proceeding.

                           (X) Chattel Paper.  Each Contract constitutes
                  "chattel paper" as defined in the applicable UCC.

                           (Y) Dealer Agreements. The representations and
                  warranties of the Dealer in the Dealer Agreement with respect to each Contract purchased by NAL Acceptance pursuant to such Dealer Agreement were substantially


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

                  true and correct as of the date NAL Acceptance acquired such Contract from that Dealer.

                           (Z) No Adverse Selection. Except as otherwise
                  consented to by Buyer in writing, each Contract (i) was not selected for inclusion under this Agreement from Seller's portfolio on any basis which would have a material adverse effect on Buyer or any subsequent owner thereof and (ii) is representative in all material respects of each other uninsured motor vehicle retail installment sale contract purchased by NAL Acceptance from Dealers.

                           (AA) Obligor Notices. Each Obligor has been
                  instructed to make scheduled payments on its Contracts to NAL Acceptance at a Lockbox.

                           (BB) Insurance. Seller has caused to be performed any
                  and all acts required to preserve the rights and remedies of Buyer in any Insurance Policies of Seller applicable to the Contracts sold by Seller.

                           (CC) Servicing. Each Contract is being serviced by
                  NAL Acceptance.

                           (DD) Origination. No error, omission,
                  misrepresentation, negligence fraud or similar action occurred on the part of any Person in connection with the origination of any Contract.

                           (EE) Parke and Premiere. No Contract was originated
                  by Parke or Premiere or their successors.

                           (FF) Dealer Discount. NAL Acceptance purchased each
                  Contract from a Dealer at a discount equal to or less than fifteen percent (15%).

                           (GG) Obligor Bankruptcy. As of the Cut-off Date, no
                  Obligor was the subject of a current bankruptcy proceeding.

                           (HH) Marking Records. As of the Purchase Date for
                  each Contract, Servicer's servicing records relating to the Contracts are clearly and unambiguously marked to show that the Contracts are owned by Buyer in accordance with the terms of this Agreement and the Related Documents.

                           (II) Electronic Medium.  The electronic file
                  delivered by Seller to Custodian and Buyer at least three Business Days before each Purchase Date in accordance with Section 3(b) of the Agreement was complete and accurate as of the Cut-off Date and includes a description of the Contracts therein.

                           (JJ) Contract Files Complete. There exists a
                  Custodian's Contract File pertaining to each Contract and such Custodian's Contract File contains, without limitation, the following: (a) a List of Contracts, with the List Number set forth thereon, containing such Contract, together with the Computer Tape containing such Contract and a completed checklist in the form of Exhibit E to the Custodial Agreement;
                  (b) the fully executed original Contract with manual signatures and Dealer endorsements, together with executed assignments thereof by NAL Acceptance and Seller in blank, which assignments shall be substantially in the forms of Exhibit C-1 and C-2 to the Custodial Agreement; (c) a written confirmation from Servicer certifying as to the Insurance Policies covering the Contract and stating that they are in full force and effect; (d) the original certificate of title relating to the Financed Vehicle or (a) a copy of the application for a certificate of title and (b) a copy of the existing title, lien entry form or receipt of registration or
                  (c) a copy of the related letter guarantee, in each case noting the lien of Seller, NAL Acceptance, Special Finance, Inc. or Auto Analyst, Inc.; provided, however, that at any time during the term hereof Buyer may request and require that Seller cause the party in whose name the lien is noted to transfer such lien to Seller; (e) an original or copy of the credit application of the Obligor; and (f) a financing statement on Form UCC-1 listing Custodian as the secured party with respect to Contracts and Related Assets set forth on the List of Contracts for each Transaction maintained by Custodian and stamped to indicate filing with the Office of the Secretary of State of the State of Florida. Each such document which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. A copy of the complete Custodian's Contract File, which fulfills the documentation requirements of the underwriting guidelines as in effect at the time of purchase for each Contract, is in the possession of Servicer.

                           (KK) All Filings Made. All filings required to be
                  made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give Buyer a first priority perfected security interest or ownership interest in, the Contracts, Related Assets and the proceeds thereof have been made, taken or performed.

                           (LL) No Impairment. Seller has not done anything to
                  convey any right to any Person that would result in such Person having a right to payments due under the Contract or otherwise to impair the rights of Buyer or Custodian in any Contract or the proceeds thereof.

                           (MM) Contract Not Assumable. No Contract is assumable
                  by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to Seller with respect to such Contract.

                           (NN) Conforming Contracts.  Each Contract included
                  in a Transaction conforms to the representations and warranties herein on the date of such Transaction.

                           (OO) Additional Representations and Warranties. Each
                  representation and warranty with respect to a Contract set forth in the related Confirmation, if any, is true and correct as of the Purchase Date for such Contract.

                                    ANNEX II


            Names and Addresses for Communications Between Parties



                     Cargill Financial Services Corporation
                              6000 Clearwater Drive
                            Minnetonka, MN 55343-9497

                                    Attention: Corporate Capital Group Funding
                                               Desk
                                               (for funding matters)
                                    telephone: (612) 984-3058
                                          fax: (612) 984-3844
                                               (for reporting matters)
                                    telephone: (612) 984-3565
                                          fax: (612) 984-3255

                                    with a copy to:

                     Cargill Financial Services Corporation
                              6000 Clearwater Drive
                            Minnetonka, MN 55343-9497

                                    Attention: Law Department
                                    telephone: (612) 742-6334
                                          fax: (612) 984-3898


                                    -----------------------


                                 Autorics, Inc.
                           500 Cypress Creek Road West
                                    Suite 590
                         Fort Lauderdale, Florida 33309

                                   Attention: Mr. John T. Schaeffer
                                              Mr. Robert R. Bartolini
                                   telephone: (305) 938-8200
                                         fax: (305) 938-8209